                                                                     EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                        FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

In re:                                          Chapter 11

HORIZON PCS, INC., et al.,                      Case Nos. 03-62424, 03-62425 and
                                                03-62426
      Debtors and Debtors-in-Possession
                                                Jointly Administered
                                                (Case No. 03-62424)

                                                 Judge: Charles M. Caldwell

       JOINT PLAN OF REORGANIZATION OF HORIZON PCS, INC., HORIZON PERSONAL
             COMMUNICATIONS, INC. AND BRIGHT PERSONAL COMMUNICATIONS
              SERVICES, LLC UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                         DATED AS OF SEPTEMBER 20, 2004

    SIDLEY AUSTIN BROWN & WOOD LLP         PORTER WRIGHT MORRIS & ARTHUR LLP
            Shalom L. Kohn                           Jack R. Pigman
             Bojan Guzina                          Huntington Center
            Bank One Plaza                        41 South High Street
       10 South Dearborn Street                Columbus, Ohio 43215-6194
        Chicago, Illinois 60603                Telephone: (614) 227-2000
       Telephone: (312) 853-7000               Facsimile: (614) 227-2100
      Facsimile: (312) 853-7036

                Counsel to the Debtors and Debtors-in-Possession

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND GENERAL PROVISIONS.................................     1

      A.    Definitions.......................................................     1

      B.    Interpretation....................................................    15

      C.    Computation of Time...............................................    16

ARTICLE II  CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..............    16

ARTICLE III TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS......................    18

      3.1.  Class 1A -- Priority Non-Tax Claims Against Horizon...............    18

            (A)      Classification...........................................    18

            (B)      Allowance................................................    18

            (C)      Treatment................................................    18

            (D)      Impairment and Voting....................................    18

      3.2.  Class 2A -- Prepetition Secured Lender Claims Against Horizon.....    18

            (A)      Classification...........................................    18

            (B)      Allowance................................................    18

            (C)      Treatment................................................    18

            (D)      Impairment and Voting....................................    19

      3.3.  Class 3A1 -- Prepetition Note Secured Claims......................    19

            (A)      Classification...........................................    19

            (B)      Allowance................................................    19

            (C)      Treatment................................................    19

            (D)      Impairment and Voting....................................    19

      3.4.  Class 3A2 -- Other Secured Claims Against Horizon.................    19

            (A)      Classification...........................................    19

            (B)      Allowance................................................    19

            (C)      Treatment................................................    19

            (D)      Impairment and Voting....................................    20

      3.5.  Class 4A1 -- General Unsecured Trade Claims Against Horizon.......    20

            (A)      Classification...........................................    20

            (B)      Allowance................................................    20

            (C)      Treatment................................................    20

            (D) Impairment and Voting.........................................    20

3.6.  Class 4A2 -- Prepetition Note Deficiency Claims Against Horizon.........    20

      (A)      Classification.................................................    20

      (B)      Allowance......................................................    20

      (C)      Treatment......................................................    20

      (D)      Impairment and Voting..........................................    21

3.7.  Class 5A -- Convenience Claims Against Horizon..........................    21

      (A)      Classification.................................................    21

      (B)      Allowance......................................................    21

      (C)      Treatment......................................................    21

      (D)      Convenience Claim Equity Election..............................    21

      (E)      Convenience Class Election.....................................    21

      (F)      Impairment and Voting..........................................    21

3.8.  Class 6A1 -- Horizon Preferred Interests................................    21

      (A)      Classification.................................................    21

      (B)      Treatment......................................................    22

      (C)      Impairment and Voting..........................................    22

3.9.  Class 6A2 -- Horizon Common Interests...................................    22

      (A)      Classification.................................................    22

      (B)      Treatment......................................................    22

      (C)      Impairment and Voting..........................................    22

3.10. Class 1B -- Priority Non-Tax Claims Against Bright......................    22

      (A)      Classification.................................................    22

      (B)      Allowance......................................................    22

      (C)      Treatment......................................................    22

      (D)      Impairment and Voting..........................................    23

3.11. Class 2B -- Prepetition Secured Lender Claims Against Bright............    23

      (A)      Classification.................................................    23

      (B)      Allowance......................................................    23

      (C)      Treatment......................................................    23

      (D)      Impairment and Voting..........................................    23

3.12. Class 3B -- Other Secured Claims Against Bright.........................    23

      (A)      Classification.................................................    23

      (B)      Allowance......................................................    23

      (C)      Treatment...........................................................    23

      (D)      Impairment and Voting...............................................    24

3.13. Class 4B1 -- General Unsecured Trade Claims Against Bright...................    24

      (A)      Classification......................................................    24

      (B)      Allowance...........................................................    24

      (C)      Treatment...........................................................    24

      (D)      Impairment and Voting...............................................    24

3.14. Class 4B2 -- Prepetition Note Claims Against Bright..........................    24

      (A)      Classification......................................................    24

      (B)      Allowance...........................................................    24

      (C)      Treatment...........................................................    24

      (D)      Impairment and Voting...............................................    25

3.15. Class 5B -- Convenience Claims Against Bright................................    25

      (A)      Classification......................................................    25

      (B)      Allowance...........................................................    25

      (C)      Treatment...........................................................    25

      (D)      Convenience Claim Equity Election...................................    25

      (E)      Convenience Class Election..........................................    25

      (F)      Impairment and Voting...............................................    25

3.16. Class 6B -- Intercompany Claims Against Bright...............................    25

      (A)      Classification......................................................    25

      (B)      Treatment...........................................................    26

      (C)      Impairment and Voting...............................................    26

3.17. Class 7B -- Bright Interests.................................................    26

      (A)      Classification......................................................    26

      (B)      Treatment...........................................................    26

      (C)      Impairment and Voting...............................................    26

3.18. Class 1C -- Priority Non-Tax Claims Against Percom...........................    26

      (A)      Classification......................................................    26

      (B)      Allowance...........................................................    26

      (C)      Treatment...........................................................    26

      (D)      Impairment and Voting...............................................    27

3.19. Class 2C -- Prepetition Secured Lender Claims Against Percom.................    27

      (A)      Classification......................................................    27

      (B)      Allowance...........................................................    27

      (C)      Treatment...........................................................    27

      (D)      Impairment and Voting...............................................    27

3.20. Class 3C -- Other Secured Claims Against Percom..............................    27

      (A)      Classification......................................................    27

      (B)      Allowance...........................................................    27

      (C)      Treatment...........................................................    27

      (D)      Impairment and Voting...............................................    28

3.21. Class 4C1 -- General Unsecured Trade Claims Against Percom...................    28

      (A)      Classification......................................................    28

      (B)      Allowance...........................................................    28

      (C)      Treatment...........................................................    28

      (D)      Impairment and Voting...............................................    28

3.22. Class 4C2 -- Prepetition Note Claims Against Percom..........................    28

      (A)      Classification......................................................    28

      (B)      Allowance...........................................................    28

      (C)      Treatment...........................................................    28

      (D)      Impairment and Voting...............................................    29

3.23. Class 5C -- Convenience Claims Against Percom................................    29

      (A)      Classification......................................................    29

      (B)      Allowance...........................................................    29

      (C)      Treatment...........................................................    29

      (D)      Convenience Claim Equity Election...................................    29

      (E)      Convenience Class Election..........................................    29

      (F)      Impairment and Voting...............................................    29

3.24. Class 6C -- Intercompany Claims Against Percom...............................    29

      (A)      Classification......................................................    30

      (B)      Treatment...........................................................    30

      (C)      Impairment and Voting...............................................    30

3.25. Class 7C -- Percom Interests.................................................    30

      (A)      Classification......................................................    30

      (B)      Treatment...........................................................    30

            (C)      Impairment and Voting......................................................   30

ARTICLE IV  TREATMENT OF UNCLASSIFIED CLAIMS....................................................   30

      4.1.  Summary.............................................................................   30

      4.2.  Administrative Expense Claims.......................................................   30

      4.3.  Priority Tax Claims.................................................................   31

      4.4.  Professional Compensation Claims....................................................   31

ARTICLE V  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................   32

      5.1.  Assumption or Rejection of Executory Contracts and Unexpired Leases.................   32

      5.2.  Cure of Defaults in Connection with Assumption......................................   32

      5.3.  Rejection Claims Bar Date...........................................................   32

      5.4.  Post-Petition Contracts and Leases..................................................   33

ARTICLE VI  MEANS FOR IMPLEMENTATION OF THE PLAN................................................   33

      6.1.  Continued Corporate Existence.......................................................   33

      6.2.  Transfer of Note Proceeds...........................................................   33

      6.3.  Amended Certificates of Incorporation and Bylaws....................................   33

      6.4.  Directors and Officers of the Reorganized Debtors...................................   34

            (A)      Board of Directors of the Reorganized Debtors..............................   34

            (B)      Officers of the Reorganized Debtors........................................   34

      6.5.  Employment Agreements and Incentive Compensation Programs...........................   34

      6.6.  Issuance of New Common Stock and Other Equity Interests.............................   35

            (A)      New Common Stock...........................................................   35

            (B)      Warrants...................................................................   35

            (C)      New Common Stock Registration Rights Agreement.............................   35

            (D)      New Equity Interests in Reorganized Bright and Reorganized Percom..........   35

      6.7.  Cancellation of Horizon and Subsidiary Interests and Other Instruments..............   35

      6.8.  Distribution of Equity Interests in Reorganized Bright and Reorganized Percom.......   36

      6.9.  Corporate Action....................................................................   36

      6.10. Dissolution of the Committees.......................................................   36

      6.11. Indenture Trustee Fees and Expenses.................................................   36

      6.12. Post-Effective Date Indenture Trustee Fees and Expenses.............................   37

      6.13. Pre-Effective Date Injunctions or Stays......................................    37

      6.14. Preservation of Causes of Action.............................................    37

      6.15. Effectuating Documents; Further Transactions.................................    37

      6.16. Exemption From Certain Transfer Taxes........................................    37

ARTICLE VII  DISTRIBUTIONS AND CLAIMS RECONCILIATION.....................................    38

      7.1.  Payment of Claims Allowed as of the Effective Date...........................    38

      7.2.  Distributions to Holders of Prepetition Secured Lender Claims................    38

      7.3.  Distributions to Holders of General Unsecured Trade Claims, Prepetition
            Note Claims and Intercompany Claims..........................................    38

      7.4.  Distributions to Holders of Convenience Claims...............................    38

      7.5.  Time of Distributions........................................................    39

      7.6.  No Interest on Allowed Claims................................................    39

      7.7.  Claims Administration Responsibility.........................................    39

            (A)      Sole Responsibility of the Reorganized Debtors......................    39

            (B)      Objections to Claims................................................    39

            (C)      Determination of Allowed Claims.....................................    39

      7.8.  Delivery of Distributions....................................................    39

      7.9.  Bar Date For Certain Administrative Claims...................................    41

      7.10. Procedures for Treating and Resolving Disputed and Contingent Claims.........    41

            (A)      No Distributions Pending Allowance..................................    41

            (B)      Distribution Reserve................................................    41

            (C)      Distributions After Allowance.......................................    42

            (D)      No Recourse.........................................................    42

            (E)      Unliquidated and Contingent Claims..................................    42

      7.11. Compromises and Settlements..................................................    42

      7.12. Disbursing Agents............................................................    42

      7.13. De Minimis or Fractional Distributions.......................................    42

      7.14. Setoffs and Recoupment.......................................................    43

      7.15. Compliance with Tax Requirements.............................................    43

      7.16. Allocation of Plan Distributions Between Principal and Interest..............    43

ARTICLE VIII  EFFECT OF THIS PLAN ON CLAIMS AND INTERESTS................................    44

      8.1.  Revesting of Assets..........................................................    44

      8.2.  Retention, Enforcement and Release of Causes of Action.......................    44

      8.3.  Discharge of Claims and Termination of Horizon and Subsidiary Interests......    44

      8.4.  Release of Certain Parties by the Reorganized Debtors........................    45

      8.5.  Exculpation and Limitation of Liability......................................    45

      8.6.  Injunctions..................................................................    46

      8.7.  Effect of Confirmation.......................................................    47

            (A)      Binding Effect......................................................    47

            (B)      Filing of Reports...................................................    47

            (C)      Post-Confirmation Date Retention of Professionals...................    47

ARTICLE IX  CONDITIONS PRECEDENT.........................................................    47

      9.1.  Conditions to Confirmation...................................................    47

      9.2.  Conditions to Occurrence of the Effective Date...............................    48

      9.3.  Waiver of Conditions to Confirmation or Consummation.........................    48

ARTICLE X  RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT...................    48

      10.1. Retention of Jurisdiction....................................................    48

      10.2. Alternative Jurisdiction.....................................................    50

ARTICLE XI  MISCELLANEOUS PROVISIONS.....................................................    50

      11.1. Modification of the Plan.....................................................    50

      11.2. Terms Binding................................................................    50

      11.3. Successors and Assigns.......................................................    50

      11.4. Confirmation Order and Plan Control..........................................    50

      11.5. Governing Law................................................................    51

      11.6. Severability.................................................................    51

      11.7. Incorporation by Reference...................................................    51

      11.8. Payment of Statutory Fees....................................................    51

      11.9. Notice.......................................................................    51

      11.10.Reservation of Rights........................................................    53

            Horizon PCS, Inc. ("Horizon"), Horizon Personal Communications, Inc. ("Percom"), and Bright Personal Communications Services, LLC ("Bright"), each a debtor and debtor-in-possession herein (collectively, the "Debtors"), hereby propose the following Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan").

                                    ARTICLE I

                       DEFINITIONS AND GENERAL PROVISIONS

            A DEFINITIONS. The following terms (which appear in this Plan as capitalized terms) shall have the meanings set forth below. Any capitalized term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

            1.1. "Administrative Expense Claim" means a Claim for payment of an administrative expense of the kind described in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary expenses of preserving the Estates, (b) any actual and necessary costs and expenses, incurred on or after the Petition Date, of operating the businesses of the Debtors, (c) any actual indebtedness or obligations incurred or assumed by the Debtors during the pendency of the Chapter 11 Cases in the ordinary course of business, (d) any actual expenses necessary or appropriate to facilitate or effectuate this Plan, (e) any amount required to be paid under section 365(b)(1) of the Bankruptcy Code in connection with the assumption of executory contracts or unexpired leases pursuant to the Plan, (f) all Professional Compensation Claims to the extent allowed by the Bankruptcy Court under sections 328, 330 or 503 of the Bankruptcy Code, (g) all post-petition Intercompany Claims accorded priority pursuant to section 364 of the Bankruptcy Code or the Cash Management Order, including the Intercompany Administrative Claim, and (h) all fees and charges payable by the Debtors or the Reorganized Debtors pursuant to Section 1930 of title 28 of the United States Code.

            1.2. "Agent" means Wachovia Bank, National Association (successor by merger to First Union National Bank), in its capacity as administrative agent for the Prepetition Secured Lenders.

            1.3. "Allowed" means, with respect to Claims and Interests, (a) any Claim against or Interest in any of the Debtors with respect to which a proof of claim or interest was timely filed, or by order of the Bankruptcy Court is not or will not be required to be filed, (b) unless otherwise ordered by the Bankruptcy Court, any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no proof of claim has been timely filed, or (c) any Claim or Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Interest described in clauses (a) or (b) above, such Claim or Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim or Interest is nevertheless allowed by an order of the Bankruptcy Court (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan). Unless otherwise specified in the Plan or in an order of the Bankruptcy Court allowing such Claim, "Allowed" in reference to a Claim shall not include (a) any interest on the amount of such Claim accruing from and after the Petition Date, (b) any punitive or exemplary damages, or (c) any fine, penalty or forfeiture.

            1.4. "Allowed Amount" means, with respect to a Claim against any Debtor, the amount of such Claim as may be agreed to by the Debtors and the holder thereof or as may be determined pursuant to an order of the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code and Article VII of this Plan.

            1.5. "Amended Certificates of Incorporation and Bylaws" has the meaning ascribed in Section 6.3 of this Plan.

            1.6. "Assets" means all property of the Estates pursuant to section 541 of the Bankruptcy Code, of any nature whatsoever, including, without limitation, all Cash, Causes of Action, claims of right, Interests, and property, real and personal, tangible and intangible, wherever situated as such properties exist on the Effective Date or thereafter, but excluding all Claims released, waived or extinguished pursuant to this Plan or a Final Order of the Bankruptcy Court.

            1.7. "Avoidance Action" means any Cause of Action of the Estates arising out of or maintainable pursuant to sections 510, 542, 543, 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code or applicable state law, regardless of whether such action was commenced prior to the Effective Date.

            1.8. "Ballot" means each of the ballot forms for voting to accept or reject this Plan distributed by the Debtors to all holders of impaired Claims entitled to vote on this Plan.

            1.9. "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.Sections 101 et seq., as amended from time to time, to the extent applicable to the Chapter 11 Cases.

            1.10. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, in which the Chapter 11 Cases were filed, or any other court that exercises jurisdiction over the Chapter 11 Cases.

            1.11. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and any local rules and standing orders of the Bankruptcy Court, as amended from time to time, to the extent applicable to the Chapter 11 Cases.

            1.12. "Bar Date" means, as applicable, either (i) January 16, 2004, the final date and time for all Persons holding or asserting certain Claims against any of the Debtors to file proofs of claim on account of such Claims,
(ii) such other date as the Bankruptcy Court may fix as the final date and time for filing proofs of claim on account of Rejection Claims pursuant to Section
5.3 of this Plan, or (iii) such other date as the Bankruptcy Court may fix as the final date and time for filing proofs of claim on account of Administrative Expense Claims pursuant to Section 7.9 of this Plan.

            1.13. "Bondholders Committee" means the Official Bondholders Committee appointed by the Office of the United States Trustee on or about August 28, 2003 pursuant to section 1102(a) of the Bankruptcy Code.

            1.14. "Bright" means Bright Personal Communications Services, LLC, an Ohio limited liability company and one of the Debtors in the Chapter 11 Cases.

            1.15. "Bright Interest" means the interest of any holder of equity securities of Bright, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating Bright to issue, transfer, purchase, redeem, or sell any equity securities, any claims arising from the rescission of a purchase, sale or other acquisition of any equity security (or any right, claim, or interest in and to any equity security) of Bright, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of Bright's equity securities.

            1.16. "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

            1.17. "Cash" means legal tender of the United States of America and equivalents thereof.

            1.18. "Cash Collateral Order" means, collectively, (a) the Interim Order Authorizing Debtors' Limited Use of Cash Collateral Pursuant to 11 U.S.C.
section 363 and Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Pre-Petition Secured Parties, dated August 19, 2003, as modified and extended by an order dated September 17, 2003;
(b) the Final Order Authorizing Debtors' Limited Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Pre-Petition Secured Parties, dated October 1, 2003; (c) the First Amended Final Order Authorizing Debtors' Limited Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Pre-Petition Parties, dated February 19, 2004; (d) the Second Amended Final Order Authorizing Debtors' Limited Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Prepetition Secured Parties, dated June 1, 2004; (e) the Third Amended Final Order Authorizing Debtors' Limited Use of Cash Collateral Pursuant to 11 U.S.C. Section 363 and Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Prepetition Secured Parties, dated July 29, 2004; and (f) any subsequent orders of the Bankruptcy Court amending, modifying, extending or supplementing or otherwise establishing the terms and conditions under which the Debtors may use the Prepetition Secured Lenders' cash collateral under the Prepetition Credit Agreement.

            1.19. "Cash Management Order" means the Final Order Pursuant to 11 U.S.C. Sections 105(a) and 364(b) Granting Administrative Priority Status to Intercompany Claims and Authorizing the Debtors to (I) Continue Using a Centralized Cash Management System and (II) Maintain Pre-Petition Bank Accounts, Business Forms and Investment Guidelines, entered by the Bankruptcy Court on or about October 1, 2003.

            1.20. "Causes of Action" means any and all actions and causes of action of the Estates, including, without limitation, all Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable, directly or derivatively, in law, equity or otherwise.

            1.21. "Chapter 11 Cases" means the voluntary reorganization proceedings of the Debtors under chapter 11 of the Bankruptcy Code, Case Nos. 03-62424 through 03-62426, filed with the Bankruptcy Court on the Petition Date and jointly administered under Case No. 03-62424.

            1.22. "Claim" means a claim against any of the Debtors, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

            1.23. "Claims Objection Deadline" means the later of sixty (60) days after the Confirmation Date or thirty (30) days after the filing of any Claim, including any Rejection Claim; provided, however, that the Claims Objection Deadline shall not apply to any Claim filed after the applicable Bar Date.

            1.24. "Class" means a category or group of substantially similar Claims or Interests as designated in Articles II and III of this Plan.

            1.25. "Class 4 Shares of New Common Stock" means approximately nine million (9,000,000) shares of New Common Stock to be distributed to (i) the holders of Allowed General Unsecured Claims, Allowed Convenience Claims and Allowed Intercompany Claims against any of the Debtors and (ii) Houlihan Lokey, on account of the Houlihan Lokey Transaction Fee, in accordance with the treatment provisions set forth in Article III and Section 4.4 of this Plan.

            1.26. "Collateral" means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

            1.27. "Committees" means, collectively, the Bondholders Committee and the Trade Committee.

            1.28. "Compensation Documents" has the meaning ascribed to it in
Section 6.5 of this Plan.

            1.29. "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order with respect to the Chapter 11 Cases.

            1.30. "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

            1.31. "Confirmation Order" means an order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

            1.32. "Contract Rejection Schedule" means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to sections 365(a) and 1123 of the Bankruptcy Code, which schedule was filed with the Bankruptcy Court on September 15, 2004, and, to the extent that each executory contract or unexpired lease listed in the Contract Rejection Schedule relates to the use or occupancy or real property, (i) any modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the Contract Rejection Schedule, and (ii) any executory contracts or unexpired leases appurtenant to the premises listed in the Contract Rejection Schedule, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are expressly assumed by the Debtors prior to the Effective Date.

            1.33. "Convenience Claim" means (a) any Allowed General Unsecured Trade Claim in an amount equal to or less than $75,000.00 or (b) any Allowed General Unsecured Trade Claim in an amount greater than $75,000.00 whose holder has agreed to reduce its Claim to $75,000.00 in accordance with the Convenience Class Election.

            1.34. "Convenience Claim Equity Election" means the election available to holders of Allowed Convenience Claims pursuant to Sections 3.7,
3.15 and 3.23 of this Plan.

            1.35. "Convenience Class Election" means the election available to holders of Allowed General Unsecured Trade Claims in an amount greater than $75,000.00 pursuant to sections 3.7, 3.15 and 3.23 of this Plan.

            1.36. "Convenience Percentage" means twenty-four percent (24%).

            1.37. "Cure Amount" means an amount agreed to by the Debtors and the non-debtor party to any executory contract or unexpired lease assumed pursuant to this Plan or, absent such agreement, an amount to be determined by the Bankruptcy Court pursuant to a motion filed by the Debtors or the non-debtor party to any assumed executory contract or unexpired lease on or before the 45th day after the Effective Date, or such other time as may be agreed upon by the parties or as ordered by the Bankruptcy Court or another court of competent jurisdiction, as sufficient to satisfy the Debtors' obligations under section 365(b) of the Bankruptcy Code with respect to the Debtors' assumption of such executory contract or unexpired lease in accordance with the provisions of
Article V of this Plan.

            1.38. "Debtors" means, collectively, Horizon PCS, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, each of which is a Debtor in the Chapter 11 Cases.

            1.39. "Debtors-in-Possession" means the Debtors in their capacities as debtors-in-possession in the Chapter 11 Cases under sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

            1.40. "Disbursing Agent" means one or more disbursing agents which the Debtors may elect to designate prior to the Effective Date in consultation with the Committees for the purpose of receiving and making Distributions to holders of Allowed Claims under and as provided in Article VII of this Plan.

            1.41. "Disclosure Statement" means the disclosure statement with respect to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Court, and all supplements, schedules and exhibits thereto.

            1.42. "Disputed Claim" means any Claim against a Debtor to the extent that (a) the allowance of such Claim or any portion thereof is the subject of an objection, appeal or motion to disallow or estimate that has been timely filed by a party in interest and which objection, appeal or motion has not been determined by an order of the Bankruptcy Court, (b) such Claim is scheduled by the Debtors in the Schedules as disputed, contingent and/or unliquidated, (c) during the period prior to the Claims Objection Deadline, such Claim is in excess of the amount scheduled by the Debtors in the Schedules as other than disputed, contingent and/or unliquidated, or (d) such Claim is filed after the applicable Bar Date.

            1.43. "Distribution" means any distribution by the Debtors or the Reorganized Debtors to the holders of Allowed Claims pursuant to Article VII of this Plan.

            1.44. "Distribution Date" means (a) the Initial Distribution Date,
(b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more that ninety (90) days after the Effective Date and until the Final Distribution Date, and (c) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and Final Distribution Date) shall not occur if the aggregate value of the scheduled Distributions on account of all Allowed Claims on any Distribution Date is less than $100,000, in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any General Unsecured Claim or Convenience Claim that becomes an Allowed Claim less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

            1.45. "Distribution Reserve" means the Class 4 Shares of New Common Stock to be held for Distribution pending allowance of Disputed Claims in accordance with Section 7.10 of this Plan.

            1.46. "Documentation Agent" means Fortis Capital Corp. in its capacity as documentation agent for the Prepetition Secured Lenders.

            1.47. "Effective Date" means the date specified by the Debtors in a notice filed with the Bankruptcy Court as the date on which the Plan shall take effect, which date shall not be more than five (5) Business Days after the later of (i) the date on which the Confirmation Order shall have been entered and is no longer subject to any stay; and (ii) the date on which the conditions to the Effective Date provided for in Article IX of this Plan have been satisfied or waived.

            1.48. "Escrow Account" means the escrow account established pursuant to the Escrow Agreement to maintain the proceeds of the Note Offering and certain other amounts related thereto.

            1.49. "Escrow Agent" means the escrow agent under the Escrow Agreement, including any replacement or successor appointed pursuant to the terms thereof.

            1.50. "Escrow Agreement" means the escrow agreement to be entered into by and among Escrow Company, Escrow Agent and the indenture trustee under the New Notes Indenture to govern the disposition of the Escrow Deposit, including, without limitation, the proceeds of the Note Offering, which escrow agreement shall be in substantially the form included in the Plan Supplement.

            1.51. "Escrow Company" means Horizon PCS Escrow Company, a wholly-owned, indirect subsidiary of Horizon formed to facilitate the Note Offering.

            1.52. "Escrow Deposit" means the amount of Cash in the Escrow Account, including, without limitation, the proceeds of the Note Offering.

            1.53. "Estates" means the estates of the Debtors, individually or collectively, as is appropriate in the context, created by the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code and consisting of all Assets of the Debtors.

            1.54. "Exculpated Parties" has the meaning ascribed to it in Section
8.5 of this Plan.

            1.55. "Final Distribution" means the Distribution by the Debtors or the Reorganized Debtors that satisfies all remaining Allowed Claims in accordance with the Plan.

            1.56. "Final Distribution Date" means the Distribution Date, which shall be after the date on which all remaining Disputed Claims have been resolved by Final Order, on which the Final Distribution is made by the Debtors or the Reorganized Debtors.

            1.57. "Final Order" means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the subject matter (a) that has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to further appeal or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending.

            1.58. "General Unsecured Claim" means a Claim that is not an Administrative Expense Claim, a Convenience Claim, an Intercompany Claim, an Other Secured Claim, a Prepetition Note Secured Claim, a Prepetition Secured Lender Claim, a Priority Non-Tax Claim, a Priority Tax Claim, or a Professional Compensation Claim.

            1.59. "General Unsecured Trade Claim" means a General Unsecured Claim other than a Prepetition Note Claim.

            1.60. "Holding Company" means Horizon PCS Escrow Holding Company, a wholly-owned, direct subsidiary of Horizon formed to facilitate the Note Offering.

            1.61. "Horizon" means Horizon PCS, Inc., a Delaware corporation and one of the Debtors in the Chapter 11 Cases.

            1.62. "Horizon Common Interest" means a Horizon Interest other than a Horizon Preferred Interest.

            1.63. "Horizon Interest" means the interest of any holder of equity securities of Horizon represented by any issued and outstanding shares of common, preferred or convertible preferred stock or other instrument evidencing a present ownership interest in Horizon, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating Horizon to issue, transfer, purchase, redeem, or sell any shares of capital stock or other equity securities, any rights under any stock option plans, voting agreements and registration rights agreements regarding equity securities of Horizon, any claims arising from the rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of Horizon, any claims for the payment of dividends on any shares of common, preferred or convertible preferred stock of Horizon, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of Horizon's common stock or other equity security.

            1.64. "Horizon Preferred Interest" means the interest of any holder of equity securities of Horizon represented by any issued and outstanding shares of Horizon's preferred or convertible preferred stock, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating Horizon to issue, transfer, purchase, redeem, or sell any shares of preferred or convertible preferred stock, any rights under any stock option plans, voting agreements and registration rights agreements regarding preferred or convertible preferred stock of Horizon, any claims arising from the rescission of a purchase, sale or other acquisition of preferred or convertible preferred stock (or any right, claim, or interest in and to any preferred or convertible preferred stock) of Horizon, any claims for the payment of dividends on any shares of preferred or convertible preferred stock of Horizon, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of Horizon's preferred or convertible preferred stock.

            1.65. "Houlihan Lokey" means Houlihan Lokey Howard & Zukin Capital in its capacity as financial advisor to the Bondholders Committee.

            1.66. "Houlihan Lokey Transaction Fee" means the transaction fee payable to Houlihan Lokey, in an amount equal to 1.5% of all Distributions on account of Prepetition Note Claims (excluding Prepetition Note Secured Claims) under this Plan, pursuant to the Final Order Authorizing Official Bondholders Committee of Horizon PCS, Inc., et al. to Retain Houlihan Lokey Howard & Zukin Capital as Financial Advisor, Nunc Pro Tunc to August 28, 2003, entered by the Bankruptcy Court on or about November 26, 2003.

            1.67. "Indenture Trustees" means, collectively, (a) Wells Fargo Bank Minnesota, National Association, in its capacity as trustee under that certain indenture dated as of September 26, 2000, by and among the Debtors and Wells Fargo Bank Minnesota, National Association, and (b) Deutsche Bank National Trust Company, in its capacity as successor trustee under that certain indenture dated as of December 7, 2001, by and among the Debtors and Wells Fargo Bank Minnesota, National Association.

            1.68. "Indenture Trustee Charging Lien" means any Lien or other priority in payment or right available to the Indenture Trustees pursuant to the Prepetition Note Indentures or otherwise available to the Indenture Trustees under applicable law, for the payment of Indenture Trustee Fees and Expenses.

            1.69. "Indenture Trustee Fees and Expenses" means the reasonable fees and documented out-of-pocket costs and expenses, including the reasonable fees and expenses of legal counsel, incurred by the Indenture Trustees after the Petition Date and through and including the Effective Date, including the fees and expenses incurred by Wells Fargo in its capacity as escrow agent under the Pledge and Escrow Agreement.

            1.70. "Individual Debtor Value" means the enterprise value of a particular Debtor herein, less the Distributions on account of any Allowed Convenience Claims against such Debtor, calculated after taking into account any recoveries on account of Allowed Intercompany Claims held by such Debtor, including the Intercompany Administrative Claim, but subject to the subordination of prepetition Intercompany Claims in the event that all Voting Classes accept the Plan, as described in Sections 3.16 and 3.24 of this Plan.

            1.71. "Initial Distribution Date" means the first Business Day that is ten (10) days after the Effective Date.

            1.72. "Intercompany Administrative Claim" means the Intercompany Claim between Bright against Percom which reflects the difference between (a) the net Cash transferred after the Petition Date from Bright to Percom and (b) the sum of (i) the direct expenses of Bright paid by Percom on a post-petition basis and (ii) a reasonable allocation to Bright of general corporate overheads and reorganization expenses incurred or paid by Percom on behalf of the Debtors, plus or minus (c) any other pertinent post-petition intercompany transfers between Bright and Percom.

            1.73. "Intercompany Claim" means a Claim by a Debtor against another Debtor.

            1.74. "Interest" means the interest of any holder of equity securities of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in such Debtor, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating such Debtor to issue, transfer, purchase, redeem, or sell any equity securities, any rights under any stock option plans, voting agreements and registration rights agreements regarding equity securities of any Debtor, any claims arising from the rescission of a purchase, sale or other acquisition of any equity security (or any right, claim, or interest in and to any equity security) of such Debtor, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of such Debtor's equity securities.

            1.75. "Lien" means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever affecting such interest in property.

            1.76. "Management Incentive Plan" means an incentive plan, substantially in the form filed with the Bankruptcy Court on September 7, 2004, as it may be amended or modified by the Debtors and the Bondholders Committee on or before the Effective Date, pursuant to which, among other provisions, the Reorganized Debtors will reserve approximately one million (1,000,000) shares of New Common Stock for issuance to certain members of management and other employees of the Reorganized Debtors upon the exercise of options to be granted thereunder, or upon the grant of a stock award thereunder, on or after the Effective Date.

            1.77. "New Common Stock" means the common stock of Reorganized Horizon, par value $0.01 per share, to be authorized pursuant to Section 6.6 of this Plan.

            1.78. "New Common Stock Registration Rights Agreement" means a registration rights agreement entered into among Reorganized Horizon and certain initial holders of New Common Stock who are or may be deemed to be "affiliates" or "underwriters" of Reorganized Horizon for purposes of the Securities Act, which agreement shall be in substantially the form included in the Plan Supplement, as it may be amended or modified by the Debtors and the Bondholders Committee on or before the Effective Date.

            1.79. "New Noteholder" means any Person that holds notes issued pursuant to the New Notes Indenture, the indenture trustee under the New Notes Indenture, and the joint book-running managers for the Note Offering.

            1.80. "New Notes" means the 11.375% Senior Notes due 2012, issued by Escrow Company pursuant to the New Notes Indenture on July 19, 2004 in the aggregate principal amount of $125,000,000.

            1.81. "New Notes Indenture" means that certain indenture that will be executed by Escrow Company in connection with the Note Offering, as such indenture may be amended, supplemented, or otherwise modified from time to time, which indenture shall be in substantially the form included in the Plan Supplement.

            1.82. "New Notes Purchase Agreement" means a purchase agreement by and among Escrow Company, the Debtors, and the joint book-running managers for the Note Offering, which agreement shall be in substantially the form included in the Plan Supplement.

            1.83. "New Notes Registration Rights Agreement" means a registration rights agreement entered into by Escrow Company and the Debtors for the benefit of the New Noteholders, which agreement shall be in substantially the form included in the Plan Supplement.

            1.84. "Note Offering" means the issuance and sale of the New Notes by Escrow Company in a transaction under Rule 144A of the Securities Act, as approved by the Bankruptcy Court pursuant to the Note Offering Order.

            1.85. "Note Offering Order" means the order approving the Debtors' participation in the Note Offering, entered by the Bankruptcy Court on or about June 2, 2004.

            1.86. "Note Proceeds" means the net proceeds received by Escrow Company pursuant to the Note Offering.

            1.87. "Other Secured Claim" means a Secured Claim other than a Prepetition Secured Lender Claim or a Prepetition Note Secured Claim.

            1.88. "Percom" means Horizon Personal Communications, Inc., an Ohio Corporation and one of the Debtors in the Chapter 11 Cases.

            1.89. "Percom Interest" means the interest of any holder of common stock or other equity securities of Percom, whether or not transferable, or any options, warrants, or rights, contractual or otherwise, obligating Percom to issue, transfer, purchase, redeem, or sell any common stock or other equity securities, any claims arising from the rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any equity security) of Percom, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of Percom's equity securities.

            1.90. "Person" means any person, including, without limitation, any individual, partnership, joint venture, association, corporation, limited liability company, limited liability partnership company, trust, estate, unincorporated organization or governmental unit.

            1.91. "Petition Date" means August 15, 2003, the date on which the Debtors commenced the Chapter 11 Cases.

            1.92. "Plan" means this Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and all addenda, exhibits, schedules and other attachments hereto, all of which are incorporated herein by reference, as the same may be amended from time to time.

            1.93. "Plan Proponents" means the Debtors as proponents of this Plan.

            1.94. "Plan Supplement" means the supplemental appendix to the Plan that contains the Amended Certificates of Incorporation and Bylaws, the New Notes Indenture, the New Notes Purchase Agreement, the New Common Stock Registration Rights Agreement, the New Notes Registration Rights Agreement, and the Escrow Agreement, which supplement was filed with the Bankruptcy Court on July 28, 2004.

            1.95. "Pledge and Escrow Account" means Wells Fargo Account No. 11986801, maintained by Wells Fargo in its capacity as escrow agent under the Pledge and Escrow Agreement, which account holds the Prepetition Note Collateral subject to a first priority Lien for the equal and ratable benefit of the holders of Prepetition Note Claims against Horizon.

            1.96. "Pledge and Escrow Agreement" means that certain pledge and escrow agreement, dated as of December 7, 2001, by and among the Debtors and Wells Fargo Bank Minnesota, National Association, in its capacity as escrow agent.

            1.97. "Prepetition Credit Agreement" means that certain Credit Agreement dated as of September 26, 2000 by and among Percom and Bright as borrowers, Horizon as guarantor, the Syndication Agent, the Documentation Agent, the Agent and the Prepetition Secured Lenders, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

            1.98. "Prepetition Note Claim" means a Claim against any of the Debtors arising under or pursuant to the Prepetition Notes or the Prepetition
Note Indentures.

            1.99. "Prepetition Note Collateral" means all principal and interest held in the Pledge and Escrow Account as of the Petition Date, which funds are secured by a first priority Lien for the equal and ratable benefit of the holders of Prepetition Note Claims against Horizon.

            1.100. "Prepetition Note Deficiency Claim" means a Prepetition Note Claim against Horizon for the difference between (a) the aggregate amount of such Prepetition Note Claim against Horizon that is Allowed and (b) the portion of such Allowed Prepetition Note Claim that is a Prepetition Note Secured Claim.

            1.101. "Prepetition Note Indentures" means, collectively, (a) that certain indenture dated as of September 26, 2000 and (b) that certain indenture dated as of December 7, 2001, each by and among the Debtors and Wells Fargo Bank Minnesota, National Association as Indenture Trustee, as such indentures may have been amended, supplemented, or otherwise modified from time to time.

            1.102. "Prepetition Note Secured Claim" means that portion of a Prepetition Note Claim against Horizon that is secured by a first priority Lien in the Prepetition Note Collateral.

            1.103. "Prepetition Notes" means, collectively, (a) the 14% senior discount notes due October 1, 2010, issued by the Debtors on September 26, 2000 in the face amount of $295,000,000 pursuant to the applicable Prepetition Note Indenture, and (b) the 13.75% senior notes due June 15, 2011, issued by the Debtors on December 7, 2001 in the principal amount of $175,000,000 pursuant to the applicable Prepetition Note Indenture.

            1.104. "Prepetition Secured Lenders" means those entities that are from time to time party to the Prepetition Credit Agreement and are holders of the Prepetition Secured Lender Claims.

            1.105. "Prepetition Secured Lender Claim" means any Secured Claim arising under or pursuant to the Prepetition Credit Agreement, exclusive of any default rate interest that may be due under the Prepetition Credit Agreement, but including any post-petition interest and fees accruing at the non-default rate that remain unpaid as of the Effective Date.

            1.106. "Priority Non-Tax Claim" means any Claim which is entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims, Priority Tax Claims and Professional Compensation Claims).

            1.107. "Priority Tax Claim" means any Claim of a governmental unit of the kind entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

            1.108. "Professional Compensation Claim" means any Claim for compensation, indemnification or reimbursement of expenses incurred by professionals retained by the Debtors and the Committees pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Chapter 11 Cases.

            1.109. "Pro Rata" means, with reference to any Distribution on account of any Allowed Claim in any Class, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim bears to the aggregate amount of all Allowed Claims in the same Class.

            1.110. "Pro Rata Convenience Class Share" means either (i) with respect to Horizon, the ratio (expressed as a percentage) that the amount of any Allowed Convenience Claim against Horizon bears to the aggregate amount of (x) all Allowed General Unsecured Trade Claims, (y) all Allowed Prepetition Note Claims, and (z) all Allowed Convenience Claims against Horizon or (ii) with respect to Bright and Percom, the ratio (expressed as a percentage) that the amount of any Allowed Convenience Claim or Allowed Intercompany Claim against either Bright or Percom, as the case may be, bears to the aggregate amount of
(w) all Allowed General Unsecured Trade Claims, (x) all Allowed Prepetition Note Claims, (y) all Allowed Convenience Claims, plus (z) all Allowed Intercompany Claims against Bright or Percom, as the case may be; provided, however, that in each case, payment of the Houlihan Lokey Transaction Fee shall be taken into account in determining the amount of Class 4 Shares of New Common Stock available for Distribution to holders of Allowed General Unsecured Claims, Allowed Convenience Claims and Allowed Intercompany Claims against any of the Debtors.

            1.111. "Pro Rata Share" means either (i) with respect to Horizon, the ratio (expressed as a percentage) that the amount of any Allowed General Unsecured Trade Claim, Allowed Prepetition Note Claim, or Allowed Convenience Claim against Horizon, as the case may be, bears to the aggregate amount of (a) all Allowed General Unsecured Trade Claims (if Class 4A1 has not accepted the
Plan) plus (b) all Allowed Prepetition Note Claims plus (c) all Allowed Convenience Claims against Horizon (if Class 5A has not accepted the Plan); or
(ii) with respect to Bright and Percom, the ratio (expressed as a percentage) that the amount of any Allowed General Unsecured Trade Claim, Allowed Prepetition Note Claim, or Allowed Convenience Claim against either Bright or Percom, as the case may be, bears to the aggregate amount of (w) all Allowed General Unsecured Trade Claims (if Class 4B1 or 4C1, as the case may be, has not accepted the Plan) plus (x) All Allowed Prepetition Note Claims plus (y) all Allowed Convenience Claims (if Class 5B or 5C, as the case may be, has not accepted the Plan) plus (z) all Allowed Intercompany Claims against Bright or Percom, as the case may be; provided, however, that in each case, payment of the Houlihan Lokey Transaction Fee shall be taken into account in determining the amount of Class 4 Shares of New Common Stock available for Distribution to holders of Allowed General Unsecured Claims, Allowed Convenience Claims and Allowed Intercompany Claims against any of the Debtors.

            1.112. "Protected Parties" has the meaning ascribed to it in Section
8.6 of this Plan.

            1.113. "Record Date" means July 28, 2004.

            1.114. "Rejection Claim" means any Claim against the Debtors arising from the rejection of an executory contract or unexpired lease, including any Claim of a lessor for damages resulting from the rejection of a lease of nonresidential real property calculated in accordance with section 502(b)(6) of the Bankruptcy Code.

            1.115. "Released Parties" has the meaning ascribed to it in Section
8.4 of this Plan.

            1.116. "Reorganized Bright" means Bright as it will be reorganized as of the Effective Date in accordance with this Plan.

            1.117. "Reorganized Debtors" means the Debtors as they will be reorganized as of the Effective Date in accordance with this Plan.

            1.118. "Reorganized Horizon" means Horizon as it will be reorganized as of the Effective Date in accordance with this Plan.

            1.119. "Reorganized Percom" means Percom as it will be reorganized as of the Effective Date in accordance with this Plan.

            1.120. "Retained Actions" means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Estate may hold against any Person (other than the Released Parties) including, without limitation, (a) all claims and Causes of Action brought prior to the Effective Date, (b) all claims and Causes of Action against any Person for failure to pay for products and services rendered by any of the Debtors, and (c) all claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses; provided, however, that the foregoing definition shall not include any Avoidance Actions or any Causes of Action explicitly released, waived or extinguished under this Plan or by Final Order of the Bankruptcy Court entered prior to the Effective Date.

            1.121. "Schedules" means, with respect to any Debtor, the schedules of assets and liabilities filed by such Debtor with the Bankruptcy Court on or about October 14, 2003 pursuant to Bankruptcy Rule 1007, as such schedules have been or may be amended or supplemented by the Debtors from time to time.

            1.122. "Secured Claim" means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtors, or (c) as determined by a Final Order of the Bankruptcy Court in accordance with section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

            1.123. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            1.124. "Subsidiary Interests" means, collectively, Bright Interests and Percom Interests.

            1.125. "Substantive Consolidation Order" means an order of the Bankruptcy Court that some or all of the Debtors should be deemed substantively consolidated.

            1.126. "Syndication Agent" means Westdeutsche Landesbank Girozentrale, New York Branch, in its capacity as syndication agent and arranger for the Prepetition Secured Lenders.

            1.127. "Trade Committee" means the Official Committee of Creditors Holding Unsecured Claims, appointed by the Office of the United States Trustee on or about August 28, 2003 pursuant to section 1102(a) of the Bankruptcy Code.

            1.128. "Trade Cash Recovery Percentage" means sixteen percent (16%).

            1.129. "Trade Cash Recovery" means, with respect to each Allowed General Unsecured Trade Claim, Cash in an amount equal to the product of the Allowed General Unsecured Trade Claim times the Trade Cash Recovery Percentage.

            1.130. "Trade Stock Recovery Percentage" means eight percent (8%).

            1.131. "Trade Stock Recovery" means, with respect to each Allowed General Unsecured Claim, the number of Class 4 Shares of New Common Stock as shall equal the product of the Allowed General Unsecured Trade Claim times the Trade Stock Recovery Percentage, divided by $19.44.

            1.132. "Voting Classes" means those Classes of Claims that are entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code, consisting of Classes 4A1, 4B1 and 4C1 (General Unsecured Trade Claims against Horizon, Bright and Percom, respectively), Classes 4A2, 4B2 and 4C2 (Prepetition Note Claims against Horizon, Bright and Percom, respectively), Classes 5A, 5B and 5C (Allowed Convenience Claims against Horizon, Bright and Percom, respectively), and Classes 6B and 6C (Allowed Intercompany Claims against Bright and Percom, respectively).

            1.133. "Voting Deadline" means the date set forth in an order of the Bankruptcy Court as the deadline for the return of Ballots accepting or rejecting this Plan.

            1.134. "Wells Fargo" means Wells Fargo Bank, National Association, successor by merger to Wells Fargo Bank Minnesota, National Association, in its capacity as escrow agent under the Pledge and Escrow Agreement.

            B. INTERPRETATION. For purposes of this Plan: (a) whenever appropriate, each term stated herein, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) unless otherwise provided in this Plan, any reference in this Plan to an existing document or exhibit means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan;
(d) unless otherwise specified herein, any reference to an entity as a holder of a Claim includes that entity's successors, assigns and affiliates; (e) unless otherwise specified, all references in this Plan to Sections, Articles, schedules and exhibits are references to Sections, Articles, schedules and exhibits of or to this Plan; (f) the words "herein", "hereto" and "hereunder" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections of this Plan are inserted for convenience of reference only and are not intended to limit or otherwise affect the provisions of this Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

            C. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

            Pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code, the categories of Claims and Interests set forth below classify all Claims against and Interests in each of the Debtors for all purposes, including voting and Distributions pursuant to the Plan. A Claim or Interest shall be deemed classified in a particular Class for purposes of voting on, and of receiving Distributions pursuant to, this Plan only to the extent that such Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

            NOTHING IN THE PLAN OR THE DISCLOSURE STATEMENT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE AN ADMISSION THAT ANY ONE OF THE DEBTORS IS SUBJECT TO OR LIABLE FOR ANY CLAIM AGAINST ANY OTHER DEBTOR. A CLAIM AGAINST MULTIPLE DEBTORS, TO THE EXTENT ALLOWED IN EACH DEBTOR'S CHAPTER 11 CASE, WILL BE TREATED AS A SEPARATE CLAIM AGAINST EACH DEBTOR'S ESTATE FOR ALL PURPOSES (INCLUDING, BUT NOT LIMITED TO, VOTING AND DISTRIBUTIONS UNDER THIS PLAN), PROVIDED, HOWEVER, THAT THE AGGREGATE RECOVERY ON ACCOUNT OF IDENTICAL CLAIMS AGAINST MULTIPLE DEBTORS, AND THE AGGREGATE DISTRIBUTION ON ACCOUNT OF SUCH CLAIMS UNDER THIS PLAN, SHALL NOT EXCEED THE LARGEST ALLOWED AMOUNT OF ANY SUCH CLAIM AGAINST A SINGLE DEBTOR.

            ALL CLAIMS AGAINST A PARTICULAR DEBTOR THAT ARE OR WERE HELD BY A SINGLE HOLDER SHALL BE TREATED AS A SINGLE CLAIM FOR PURPOSES OF CLASSIFICATION AND TREATMENT AS A CONVENIENCE CLAIM UNDER THIS PLAN, REGARDLESS OF WHETHER OR NOT SUCH CLAIMS ARE SUBSEQUENTLY ASSIGNED, IN WHOLE OR IN PART, TO ANY OTHER PERSON.

            The classification of Claims against and Interests in the individual Debtors pursuant to this Plan is as follows:

HORIZON PCS, INC.

CLASS            CLAIM/INTEREST              STATUS    ENTITLED TO VOTE
-----  ----------------------------------  ----------  ----------------
  1A         Priority Non-Tax Claims       Unimpaired         No
  2A    Prepetition Secured Lender Claims  Unimpaired         No
 3A1     Prepetition Note Secured Claims   Unimpaired         No
 3A2          Other Secured Claims         Unimpaired         No
 4A1     General Unsecured Trade Claims     Impaired          Yes
 4A2   Prepetition Note Deficiency Claims   Impaired          Yes
  5A           Convenience Claims           Impaired          Yes
 6A1       Horizon Preferred Interests      Impaired          No
 6A2        Horizon Common Interests        Impaired          No

BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC

CLASS           CLAIM/INTEREST               STATUS    ENTITLED TO VOTE
-----  ----------------------------------  ----------  ----------------
  1B        Priority Non-Tax Claims        Unimpaired         No
  2B   Prepetition Secured Lender Claims   Unimpaired         No
  3B         Other Secured Claims          Unimpaired         No
 4B1    General Unsecured Trade Claims      Impaired          Yes
 4B2        Prepetition Note Claims         Impaired          Yes
  5B          Convenience Claims            Impaired          Yes
  6B          Intercompany Claims           Impaired          Yes
  7B           Bright Interests             Impaired          No

HORIZON PERSONAL COMMUNICATIONS, INC.

CLASS           CLAIM/INTEREST               STATUS    ENTITLED TO VOTE
-----  ----------------------------------  ----------  ----------------
  1C        Priority Non-Tax Claims        Unimpaired         No
  2C   Prepetition Secured Lender Claims   Unimpaired         No
  3C         Other Secured Claims          Unimpaired         No
 4C1    General Unsecured Trade Claims      Impaired          Yes
 4C2        Prepetition Note Claims         Impaired          Yes
  5C          Convenience Claims            Impaired          Yes
  6C          Intercompany Claims           Impaired          Yes
  7C           Percom Interests             Impaired          No

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and Professional Compensation Claims have not been classified and are excluded from the foregoing Classes.

                                  ARTICLE III

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

HORIZON PCS, INC. (CLASSES 1A THROUGH 6A2)

            3.1. Class 1A -- Priority Non-Tax Claims Against Horizon.

                  (A) Classification. Class 1A consists of all Priority Non-Tax Claims against Horizon.

                  (B) Allowance. Claims in Class 1A shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. The legal, equitable and contractual rights of the holders of Allowed Priority Non-Tax Claims against Horizon shall remain unaltered by this Plan. On the Effective Date, except to the extent a holder of an Allowed Priority Non-Tax Claim against Horizon and the Debtors agree to a different treatment of such Claim (in which event such agreement shall govern), each holder of an Allowed Priority Non-Tax Claim against Horizon shall receive on account of and in full and complete settlement, release and discharge of such Claim, at the Reorganized Debtors' election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment required to render such Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against Horizon which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.

                  (D) Impairment and Voting. Class 1A is unimpaired and the holders of Claims in Class 1A are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 1A are not entitled to vote to accept or reject this Plan.

            3.2. Class 2A -- Prepetition Secured Lender Claims Against Horizon.

                  (A) Classification. Class 2A consists of all Prepetition Secured Lender Claims against Horizon.

                  (B) Allowance. Claims in Class 2A shall be deemed Allowed pursuant to this Plan as contingent guaranty Claims.

                  (C) Treatment. Prepetition Secured Lender Claims against Horizon will be paid in full on the Effective Date out of the Estates of Bright and Percom with funds (including the Note Proceeds) made available to Reorganized Bright and Reorganized Percom by Reorganized Horizon. On the Effective Date, each holder of an Allowed Prepetition Secured Lender Claim against Horizon shall receive out of the Estates of Bright and Percom, on account of and in full and complete settlement, release and discharge of such Claim, a Cash payment in an amount equal to one hundred percent (100%) of such holder's Allowed Prepetition Secured Lender Claim, which payment shall be made to the Agent by Reorganized Bright and Reorganized Percom to be distributed to the Prepetition Secured Lenders pursuant to the terms of the Prepetition Credit Agreement. The Prepetition Secured Lenders shall be entitled to retain all interest and fees paid to the Agent during the Chapter 11 Cases under the Cash Collateral Order.

                  (D) Impairment and Voting. Class 2A is unimpaired and the holders of Claims in Class 2A are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 2A are not entitled to vote to accept or reject this Plan.

            3.3. Class 3A1 -- Prepetition Note Secured Claims.

                  (A) Classification. Class 3A1 consists of all Prepetition Note Secured Claims.

                  (B) Allowance. Claims in Class 3A1 shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Each holder of an Allowed Prepetition Note Secured Claim shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the Initial Distribution Date, such holder's Pro Rata share of the Prepetition Note Collateral, after a deduction of the Indenture Trustee Fees and Expenses pursuant to Section 6.11 of this Plan, in accordance with and subject to the terms of the Pledge and Escrow Agreement.

                  (D) Impairment and Voting. Class 3A1 is unimpaired and the holders of Claims in Class 3A1 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 3A1 are not entitled to vote to accept or reject this Plan.

            3.4. Class 3A2 -- Other Secured Claims Against Horizon.

                  (A) Classification. Class 3A2 consists of all Other Secured Claims against Horizon.

                  (B) Allowance. Claims in Class 3A2 shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Each Allowed Claim in Class 3A2 shall, at the sole option of the Debtors, be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder thereof, (ii) the Debtors shall surrender all Collateral securing an Allowed Other Secured Claim against Horizon to the holder of such Claim, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors and in full and complete settlement, release and discharge of such Claim, or (iii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim against Horizon to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, such

Allowed Claim in Class 3A2 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

                  (D) Impairment and Voting. Class 3A2 is unimpaired and the holders of Claims in Class 3A2 are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 3A2 are not entitled to vote to accept or reject this Plan.

            3.5. Class 4A1 -- General Unsecured Trade Claims Against Horizon.

                  (A) Classification. Class 4A1 consists of all General Unsecured Trade Claims against Horizon.

                  (B) Allowance. Claims in Class 4A1 shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. If Class 4A1 accepts the Plan, each holder of an Allowed General Unsecured Trade Claim against Horizon shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of (i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, the Trade Cash Recovery and the Trade Stock Recovery. If Class 4A1 does not accept the Plan, each holder of an Allowed General Unsecured Trade Claim against Horizon shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of
(i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, such holder's Pro Rata Share of Horizon's Individual Debtor Value payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4A1 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed General Unsecured Trade Claim against Horizon is entitled to vote to accept or reject this Plan.

            3.6. Class 4A2 - Prepetition Note Deficiency Claims Against Horizon.

                  (A) Classification. Class 4A2 consists of all Prepetition Note Deficiency Claims against Horizon.

                  (B) Allowance. Claims in Class 4A2 shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. Each holder of an Allowed Prepetition Note Deficiency Claim against Horizon shall receive, on account of and in full and complete settlement, release and discharge of such Claim, as well as on account of and in full and complete settlement, release and discharge of such holder's Prepetition Note Claims against the other Debtors, on the Initial Distribution Date, such holder's Pro Rata Share of Horizon's Individual Debtor Value (less any portion of such Individual Debtor Value payable to holders of

General Unsecured Trade Claims in Class 4A1 if such Class accepts the Plan), payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4A2 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Prepetition Note Deficiency Claim against Horizon is entitled to vote to accept or reject this Plan.

            3.7. Class 5A -- Convenience Claims Against Horizon.

                  (A) Classification. Class 5A consists of all Convenience Claims against Horizon.

                  (B) Allowance. Claims in Class 5A shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. On the later of (i) the Initial Distribution Date and (ii) the date on which its Convenience Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim against Horizon that does not make the Convenience Claim Equity Election shall receive, on account of and in full and complete settlement, release and discharge of such Claim, either (i) in the event that the holders of Claims in Class 5A vote to accept this Plan, a Cash payment out of Horizon's Estate in an amount equal to the Convenience Recovery Percentage of such holder's Allowed Convenience Claim against Horizon, or (ii) in the event that the holders of Claims in Class 5A vote to reject this Plan, such holder's Pro Rata Share of Horizon's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock.

                  (D) Convenience Claim Equity Election. In lieu of the treatment set forth in Section 3.7(C) of this Plan, each holder of a Convenience Claim against Horizon may elect to receive, by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline, such holder's Pro Rata Convenience Class Share of Horizon's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock.

                  (E) Convenience Class Election. Each holder of a General Unsecured Trade Claim against Horizon in an amount greater than $75,000.00 may elect to reduce its claim to $75,000.00 and be treated as a holder of a Convenience Claim against Horizon by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline.

                  (F) Impairment and Voting. Class 5A is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Convenience Claim against Horizon is entitled to vote to accept or reject this Plan.

            3.8. Class 6A1 -- Horizon Preferred Interests.

                  (A) Classification. Class 6A1 consists of all Horizon Preferred Interests.

                  (B) Treatment. Horizon Preferred Interests shall be cancelled and duly extinguished on the Effective Date, and the holders of Horizon Preferred Interests shall not be entitled to receive or retain any property on account of such Interests.

                  (C) Impairment and Voting. Class 6A1 is impaired, but because the holders of Horizon Preferred Interests are receiving no Distributions under this Plan, holders of Horizon Preferred Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are thus not entitled to vote to accept or reject the Plan.

            3.9.  Class 6A2 -- Horizon Common Interests.

                  (A) Classification. Class 6A2 consists of all Horizon Common Interests.

                  (B) Treatment. Horizon Common Interests shall be cancelled and duly extinguished on the Effective Date, and the holders of Horizon Common Interests shall not be entitled to receive or retain any property on account of such Interests.

                  (C) Impairment and Voting. Class 6A2 is impaired, but because the holders of Horizon Common Interests are receiving no Distributions under this Plan, holders of Horizon Common Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are thus not entitled to vote to accept or reject the Plan.

BRIGHT PERSONAL COMMUNICATION SERVICES, LLC (CLASSES 1B THROUGH 7B)

            3.10. Class 1B -- Priority Non-Tax Claims Against Bright.

                  (A) Classification. Class 1B consists of all Priority Non-Tax Claims against Bright.

                  (B) Allowance. Claims in Class 1B shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. The legal, equitable and contractual rights of the holders of Allowed Priority Non-Tax Claims against Bright shall remain unaltered by the Plan. On the Effective Date, except to the extent a holder of an Allowed Priority Non-Tax Claim against Bright and the Debtors agree to a different treatment of such Claim (in which event such agreement shall govern), each holder of an Allowed Priority Non-Tax Claim against Bright shall receive on account of and in full and complete settlement, release and discharge of such Claim, at the Reorganized Debtors' election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment required to render such Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against Bright which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.

                  (D) Impairment and Voting. Class 1B is unimpaired and the holders of Claims in Class 1B are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 1B are not entitled to vote to accept or reject this Plan.

            3.11. Class 2B -- Prepetition Secured Lender Claims Against Bright.

                  (A) Classification. Class 2B consists of all Prepetition Secured Lender Claims against Bright.

                  (B) Allowance. Claims in Class 2B shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Prepetition Secured Lender Claims against Bright will be paid in full on the Effective Date out of the Estates of Bright and Percom with funds (including the Note Proceeds) made available to Reorganized Bright and Reorganized Percom by Reorganized Horizon. On the Effective Date, each holder of an Allowed Prepetition Secured Lender Claim against Bright shall receive out of the Estates of Bright and Percom, on account of and in full and complete settlement, release and discharge of such Claim, a Cash payment in an amount equal to one hundred percent (100%) of such holder's Allowed Prepetition Secured Lender Claim, which payment shall be made to the Agent by Reorganized Bright and Reorganized Percom to be distributed to the Prepetition Secured Lenders pursuant to the terms of the Prepetition Credit Agreement. The Prepetition Secured Lenders shall be entitled to retain all interest and fees paid to the Agent during the Chapter 11 Cases under the Cash Collateral Order.

                  (D) Impairment and Voting. Class 2B is unimpaired and the holders of Claims in Class 2B are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 2B are not entitled to vote to accept or reject this Plan.

            3.12. Class 3B -- Other Secured Claims Against Bright.

                  (A) Classification. Class 3B consists of all Other Secured Claims against Bright.

                  (B) Allowance. Claims in Class 3B shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Each Allowed Claim in Class 3B shall, at the sole option of the Debtors, be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder thereof, (ii) the Debtors shall surrender all Collateral securing an Allowed Other Secured Claim against Bright to the holder of such Claim, without representation or warranty by or recourse against the Debtors or the Reorganized Debtors and in full and complete settlement, release and discharge of such Claim, or (iii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim against Bright to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, such Allowed

Claim in Class 3B will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

                  (D) Impairment and Voting. Class 3B is unimpaired and the holders of Claims in Class 3B are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 3B are not entitled to vote to accept or reject this Plan.

            3.13. Class 4B1 -- General Unsecured Trade Claims Against Bright.

                  (A) Classification. Class 4B1 consists of all General Unsecured Trade Claims against Bright.

                  (B) Allowance. Claims in Class 4B1 shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. If Class 4B1 accepts the Plan, each holder of an Allowed General Unsecured Trade Claim against Bright shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of (i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, the Trade Cash Recovery and the Trade Stock Recovery. If Class 4B1 does not accept the Plan, each holder of an Allowed General Unsecured Trade Claim against Bright shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of
(i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, such holder's Pro Rata Share of Bright's Individual Debtor Value payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4B1 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed General Unsecured Trade Claim against Bright is entitled to vote to accept or reject this Plan.

            3.14. Class 4B2 -- Prepetition Note Claims Against Bright.

                  (A) Classification. Class 4B2 consists of all Prepetition Note Claims against Bright.

                  (B) Allowance. Claims in Class 4B2 have been allowed by order of the Bankruptcy Court in the aggregate amount of $400,246,961.30.

                  (C) Treatment. Each holder of an Allowed Prepetition Note Claim against Bright shall receive, on account of and in full and complete settlement, release and discharge of such Claim, as well as on account of and in full and complete settlement, release and discharge of such holder's Prepetition Note Claims against the other Debtors, on the Initial Distribution Date, such holder's Pro Rata Share of Bright's Individual Debtor Value (less any portion of such Individual Debtor Value payable to holders of General Unsecured Trade Claims in Class 4B1 if such Class accepts the Plan), payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4B2 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed General Unsecured Note Claim against Bright is entitled to vote to accept or reject this Plan.

            3.15. Class 5B -- Convenience Claims Against Bright.

                  (A) Classification. Class 5B consists of all Convenience Claims against Bright.

                  (B) Allowance. Claims in Class 5B shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. On the later of (i) the Initial Distribution Date and (ii) the date on which its Convenience Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim against Bright that does not make the Convenience Claim Equity Election shall receive, on account of and in full and complete settlement, release and discharge of such Claim, either (i) in the event that the holders of Claims in Class 5B vote to accept this Plan, a Cash payment out of Bright's Estate in an amount equal to the Convenience Recovery Percentage of such holder's Allowed Convenience Claim against Bright, or (ii) in the event that the holders of Claims in Class 5B vote to reject this Plan, such holder's Pro Rata Convenience Class Share of Bright's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock.

                  (D) Convenience Claim Equity Election. In lieu of the treatment set forth in Section 3.15(C) of this Plan, each holder of a Convenience Claim against Bright may elect to receive, by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline, such holder's Pro Rata Convenience Class Share of Bright's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock.

                  (E) Convenience Class Election. Each holder of a General Unsecured Trade Claim against Bright in an amount greater than $75,000.00 may elect to reduce its claim to $75,000.00 and be treated as a holder of a Convenience Claim against Bright by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline.

                  (F) Impairment and Voting. Class 5B is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Convenience Claim against Bright is entitled to vote to accept or reject this Plan.

            3.16. Class 6B -- Intercompany Claims Against Bright.

                  (A) Classification. Class 6B consists of all Intercompany Claims against Bright.

                  (B) Treatment. Assuming that all Voting Classes accept the Plan, holders of Allowed Intercompany Claims against Bright in Class 6B shall consent to the subordination of their prepetition Intercompany Claims against Bright under section 510(c) of the Bankruptcy Code, in which case such holders shall receive no Distributions under this Plan on account of their Claims; provided, however, that if one or more Voting Classes fails to accept the Plan, each holder of an Allowed Intercompany Claim against Bright shall receive, on the Initial Distribution Date, on account of and in full and complete settlement, release and discharge of such Claim, such holder's Pro Rata Share of Bright's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock, which shares shall be distributed directly to the creditors of such holders of Allowed Intercompany Claims against Bright.

                  (C) Impairment and Voting. Class 6B is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Intercompany Claim against Bright is entitled to vote to accept or reject this Plan.

            3.17. Class 7B -- Bright Interests.

                  (A) Classification. Class 7B consists of all Bright Interests.

                  (B) Treatment. Bright Interests shall be cancelled and duly extinguished on the Effective Date, and the holders of Bright Interests shall not be entitled to receive or retain any property on account of such Interests.

                  (C) Impairment and Voting. Class 7B is impaired, but because the holders of Bright Interests are receiving no Distributions under this Plan, holders of Bright Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are thus not entitled to vote to accept or reject the Plan.

HORIZON PERSONAL COMMUNICATIONS, INC. (CLASSES 1C THROUGH 7C)

            3.18. Class 1C -- Priority Non-Tax Claims Against Percom.

                  (A) Classification. Class 1C consists of all Priority Non-Tax Claims against Percom.

                  (B) Allowance. Claims in Class 1C shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. The legal, equitable and contractual rights of the holders of Allowed Priority Non-Tax Claims against Percom shall remain unaltered by the Plan. On the Effective Date, except to the extent a holder of an Allowed Priority Non-Tax Claim against Percom and the Debtors agree to a different treatment of such Claim (in which event such agreement shall govern), each holder of an Allowed Priority Non-Tax Claim against Percom shall receive on account of and in full and complete settlement, release and discharge of such Claim, at the Reorganized Debtors' election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment required to render such Claim unimpaired pursuant to section 1124 of the

Bankruptcy Code. All Allowed Priority Non-Tax Claims against Percom which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.

                  (D) Impairment and Voting. Class 1C is unimpaired and the holders of Claims in Class 1C are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 1C are not entitled to vote to accept or reject this Plan.

            3.19. Class 2C -- Prepetition Secured Lender Claims Against Percom.

                  (A) Classification. Class 2C consists of all Prepetition Secured Lender Claims against Percom.

                  (B) Allowance. Claims in Class 2C shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Prepetition Secured Lender Claims against Percom will be paid in full on the Effective Date out of the Estates of Bright and Percom with funds (including the Note Proceeds) made available to Reorganized Bright and Reorganized Percom by Reorganized Horizon. On the Effective Date, each holder of an Allowed Prepetition Secured Lender Claim against Percom shall receive out of the Estates of Bright and Percom, on account of and in full and complete settlement, release and discharge of such Claim, a Cash payment in an amount equal to one hundred percent (100%) of such holder's Allowed Prepetition Secured Lender Claim, which payment shall be made to the Agent by Reorganized Bright and Reorganized Percom to be distributed to the Prepetition Secured Lenders pursuant to the terms of the Prepetition Credit Agreement. The Prepetition Secured Lenders shall be entitled to retain all interest and fees paid to the Agent during the Chapter 11 Cases under the Cash Collateral Order.

                  (D) Impairment and Voting. Class 2C is unimpaired and the holders of Claims in Class 2C are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 2C are not entitled to vote to accept or reject this Plan.

            3.20. Class 3C -- Other Secured Claims Against Percom.

                  (A) Classification. Class 3C consists of all Other Secured Claims against Percom.

                  (B) Allowance. Claims in Class 3C shall be deemed Allowed pursuant to this Plan.

                  (C) Treatment. Each Allowed Claim in Class 3C shall, at the sole option of the Debtors, be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder thereof, (ii) the Debtors shall surrender all Collateral securing an Allowed Other Secured Claim against Percom to the holder of such Claim, without representation or warranty by or recourse against the Debtors or the

Reorganized Debtors and in full and complete settlement, release and discharge of such Claim, or (iii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim against Percom to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, such Allowed Claim in Class 3C will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

                  (D) Impairment and Voting. Class 3C is unimpaired and the holders of Claims in Class 3C are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Claims in Class 3C are not entitled to vote to accept or reject this Plan.

            3.21. Class 4C1 -- General Unsecured Trade Claims Against Percom.

                  (A) Classification. Class 4C1 consists of all General Unsecured Trade Claims against Percom.

                  (B) Allowance. Claims in Class 4C1 shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. If Class 4C1 accepts the Plan, each holder of an Allowed General Unsecured Trade Claim against Percom shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of (i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, the Trade Cash Recovery and the Trade Stock Recovery. If Class 4C1 does not accept the Plan, each holder of an Allowed General Unsecured Trade Claim against Percom shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the later of
(i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Trade Claim becomes an Allowed Claim, such holder's Pro Rata Share of Percom's Individual Debtor Value payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4C1 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed General Unsecured Trade Claim against Percom is entitled to vote to accept or reject this Plan.

            3.22. Class 4C2 -- Prepetition Note Claims Against Percom.

                  (A) Classification. Class 4C2 consists of all Prepetition Note Claims against Percom.

                  (B) Allowance. Claims in Class 4C2 have been allowed by order of the Bankruptcy Court in the aggregate amount of $400,246,961.30.

                  (C) Treatment. Each holder of an Allowed Prepetition Note Claim against Percom shall receive, on account of and in full and complete settlement, release and discharge of such Claim, as well as on account of and in full and complete settlement, release and discharge of such holder's Prepetition Note Claims against the other Debtors, on the Initial Distribution Date, such holder's Pro Rata Share of Percom's Individual Debtor Value (less any portion of such Individual Debtor Value payable to holders of General Unsecured Trade Claims in Class 4C1 if such Class accepts the Plan), payable entirely in Class 4 Shares of New Common Stock.

                  (D) Impairment and Voting. Class 4C2 is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed General Unsecured Note Claim against Percom is entitled to vote to accept or reject this Plan.

            3.23. Class 5C -- Convenience Claims Against Percom.

                  (A) Classification. Class 5C consists of all Convenience Claims against Percom.

                  (B) Allowance. Claims in Class 5C shall be allowed or disallowed in accordance with Section 7.7 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

                  (C) Treatment. On the later of (i) the Initial Distribution Date and (ii) the date on which its Convenience Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim against Percom that does not make the Convenience Claim Equity Election shall receive, on account of and in full and complete settlement, release and discharge of such Claim, either (i) in the event that the holders of Claims in Class 5C vote to accept this Plan, a Cash payment out of Percom's Estate in an amount equal to the Convenience Recovery Percentage of such holder's Allowed Convenience Claim against Percom, or (ii) in the event that the holders of Claims in Class 5C vote to reject this Plan, such holder's Pro Rata Convenience Class Share of Percom's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock.

                  (D) Convenience Claim Equity Election. In lieu of the treatment set forth in Section 3.23(C) of this Plan, each holder of a Convenience Claim against Percom may elect to receive, by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline, such holder's Pro Rata Convenience Class Share of Percom's Individual Debtor Value payable entirely in Class 4 Shares of New Common Stock.

                  (E) Convenience Class Election. Each holder of a General Unsecured Trade Claim against Percom in an amount greater than $75,000.00 may elect to reduce its claim to $75,000.00 and be treated as a holder of a Convenience Claim against Percom by written agreement between such holder and the Debtors or by designation on such holder's Ballot submitted before the Voting Deadline.

                  (F) Impairment and Voting. Class 5C is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Convenience Claim against Percom is entitled to vote to accept or reject this Plan.

            3.24. Class 6C -- Intercompany Claims Against Percom.

                  (A) Classification. Class 6C consists of all Intercompany Claims against Percom.

                  (B) Treatment. Assuming that all Voting Classes accept the Plan, holders of Allowed Intercompany Claims against Percom in Class 6C shall consent to the subordination of their prepetition Intercompany Claims against Percom under section 510(c) of the Bankruptcy Code, in which case such holders shall receive no Distributions under this Plan on account of their Claims; provided, however, that if one or more Voting Classes fails to accept the Plan, each holder of an Allowed Intercompany Claim against Percom shall receive, on account of and in full and complete settlement, release and discharge of such Claim, on the Initial Distribution Date, such holder's Pro Rata Share of Percom's Individual Debtor Value, payable entirely in Class 4 Shares of New Common Stock, which shall be distributed directly to the creditors of such holders of Allowed Intercompany Claims against Percom.

                  (C) Impairment and Voting. Class 6C is impaired and, pursuant to section 1126 of the Bankruptcy Code, each holder of an Allowed Intercompany Claim against Percom is entitled to vote to accept or reject this Plan.

            3.25. Class 7C -- Percom Interests.

                  (A) Classification. Class 7C consists of all Percom Interests.

                  (B) Treatment. Percom Interests shall be cancelled and duly extinguished on the Effective Date, and the holders of Percom Interests shall not be entitled to receive or retain any property on account of such Interests.

                  (C) Impairment and Voting. Class 7C is impaired, but because the holders of Percom Interests are receiving no Distributions under this Plan, holders of Percom Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are thus not entitled to vote to accept or reject the Plan.

                                   ARTICLE IV

                        TREATMENT OF UNCLASSIFIED CLAIMS

            4.1. Summary. Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and Professional Compensation Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, this Plan, and the holders of such unclassified Claims are thus not entitled to vote to accept or reject the Plan. All such Claims are instead treated separately in accordance with this Article IV and the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

            4.2. Administrative Expense Claims. Subject to certain additional requirements for professionals set forth in Section 4.4 of this Plan, the Reorganized Debtors will pay to each holder of an Allowed Administrative Expense Claim, on account of and in full and complete settlement, release and discharge of such Claim, Cash equal to the full unpaid amount of such Allowed Administrative Expense Claim on either (a) the latest of (i) the Initial Distribution Date, (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or (iii) such other date as may be agreed upon by the Reorganized Debtors and the holder of such Claim, or (b) on such other date as the Bankruptcy Court may order; provided, however, that Allowed Administrative Expense Claims incurred by the Debtors in the ordinary course of business (including Administrative Expense Claims of governmental units for taxes) will be assumed by the Reorganized Debtors on the Effective Date and paid, performed or otherwise settled by the Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements or non-bankruptcy law governing such obligations. Notwithstanding anything to the contrary herein, (i) there shall be no Distributions under this Plan to the holders of the Intercompany Administrative Claim, and (ii) the Intercompany Administrative Claim shall instead be taken into account in calculating the respective Individual Debtor Values of Bright and Percom.

            4.3. Priority Tax Claims. Unless otherwise agreed to by the Debtors and the holder of an Allowed Priority Tax Claim (in which event such other agreement shall govern), each holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of such Claim, in the Debtors' sole discretion, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as practicable, or (ii) deferred Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the date of assessment of the tax on which such Claim is based, totaling the principal amount of such Allowed Priority Tax Claim, plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; provided, however, that the interest rate on deferred Cash payments on account of Priority Tax Claims filed by the State of Ohio, Department of Taxation and the Tennessee Department of Revenue, to the extent such Claims are ultimately Allowed, shall be 4% per annum. All Allowed Priority Tax Claims against any of the Debtors which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code.

            4.4. Professional Compensation Claims. All Persons seeking an award by the Bankruptcy Court of a Professional Compensation Claim incurred through and including the Effective Date are required (unless otherwise ordered by the Bankruptcy Court) to file final applications for the allowance of compensation for services rendered and reimbursement of expenses incurred within thirty (30) days after the Effective Date. Holders of Professional Compensation Claims that file final applications in accordance with the Plan will be paid in full in Cash in the amounts approved by the Bankruptcy Court: (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date on which the order relating to the allowance of any such Professional Compensation Claim becomes a Final Order; or (b) on such other terms mutually agreed upon by the Debtors or, as applicable, the Reorganized Debtors, and the holder of an Allowed Professional Compensation Claim; provided, however, that the Houlihan Lokey Transaction Fee shall be payable on the Initial Distribution Date in Class 4 Shares of New Common Stock unless the Debtors and the Bondholders Committee agree that the Houlihan Lokey Transaction Fee shall be payable in Cash and such agreement is approved by the Bankruptcy Court.

                                   ARTICLE V

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            5.1. Assumption or Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, all executory contracts and unexpired leases to which any of the Debtors is a party will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (i) have previously been rejected or assumed by the Debtors pursuant to an order of the Bankruptcy Court, (ii) are the subject of a motion to assume or reject filed by the Debtors on or before the Confirmation Date, or (iii) are listed in the Contract Rejection Schedule. Entry of the Confirmation Order shall constitute approval by the Bankruptcy Court of such assumption or rejection, as applicable, as of the Effective Date pursuant to section 365(a) of the Bankruptcy Code. The Debtors may identify additional executory contracts and unexpired leases that they wish to reject and they hereby reserve the right to seek such rejection prior to the Effective Date.

            Any executory contracts or unexpired leases which (i) have not expired by their own terms on or prior to the Effective Date, (ii) have not been assumed, assumed and assigned, or rejected prior to the Effective Date, (iii) have not been rejected pursuant to the terms of the Plan, or (iv) are not the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, shall be deemed assumed by the Debtors on the Effective Date, and the entry of the Confirmation Order shall constitute approval of such assumption pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

            5.2. Cure of Defaults in Connection with Assumption. Any Cure Amounts with respect to any executory contract or unexpired lease assumed by the Debtors pursuant to this Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, (i) by payment of the Cure Amount in Cash on the Initial Distribution Date or as soon as practicable after the Cure Amount is agreed to by the parties to such executory contract or unexpired lease, or (ii) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (a) the existence of a default under any executory contract or unexpired lease or the amount of any Cure Amount; or (b) the ability of the Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed, the effective date of the assumption of such executory contract or unexpired lease and the Cure Amounts thereunder shall be determined by a Final Order of the Bankruptcy Court pursuant to a motion filed by the Debtors or the non-debtor party on or before the 45th day after the Effective Date. Pending the Bankruptcy Court's ruling on such motion, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtors unless otherwise ordered by the Bankruptcy Court.

            5.3. Rejection Claims Bar Date. All proofs of claim with respect to Rejection Claims arising from the Debtors' rejection of any executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court within thirty (30) days after the entry of an order by the Bankruptcy Court, which may be the Confirmation Order, authorizing the rejection of such executory contract or unexpired lease. All Rejection Claims that become Allowed Claims shall be treated as either General Unsecured Trade Claims or Convenience Claims against the applicable Debtor and classified in one of the following Classes:
4A1, 4B1, 4C1, 5A,

5B or 5C, as applicable. Any Rejection Claims that are not timely filed in accordance with the foregoing provision shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or any property of the Debtors or the Reorganized Debtors unless otherwise ordered by the Bankruptcy Court.

            5.4. Post-Petition Contracts and Leases. All contracts, agreements and leases that were entered into by the Debtors or assumed by the Debtors after the Petition Date shall be deemed assigned by the Debtors to the Reorganized Debtors on the Effective Date.

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

            6.1. Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as separate corporate entities and limited liability companies in accordance with the applicable law in the respective jurisdictions in which they are incorporated or organized and pursuant to their respective certificates or articles of incorporation, bylaws, and other organizational documents in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation, bylaws, and other organizational documents are amended pursuant to this Plan.

            6.2. Transfer of Note Proceeds. On the Effective Date, the Debtors and the Reorganized Debtors will take such actions as may be necessary or appropriate, and as are consistent with the terms of this Plan, the Escrow Agreement, the New Notes Purchase Agreement and the New Notes Indenture, to effect the release of the Escrow Deposit, including, without limitation, the Note Proceeds, from the Escrow Agent to the Reorganized Debtors for purposes of making the Distributions required by this Plan, the payment of all fees relating to the Note Offering, the payment of professional expenses related to the Note Offering, and for use by the Reorganized Debtors in a manner consistent with this Plan. Such actions by the Debtors and the Reorganized Debtors may include:
(a) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan, the Escrow Agreement, the New Notes Purchase Agreement and the New Notes Indenture; (b) the merger of Escrow Company with and into Holding Company, which, in turn, will merge with and into Reorganized Horizon, with Reorganized Horizon as the surviving entity; and (c) all other actions that the Debtors and Reorganized Debtors determine are necessary and appropriate. On the Effective Date, (i) the New Notes Indenture and all agreements, documents or instruments executed and delivered in connection therewith, including, without limitation, those obligations set forth in the New Notes Registration Rights Agreement and the New Notes Purchase Agreement, shall constitute legal, valid, binding and authorized obligations of each Reorganized Debtor and shall be enforceable in accordance with their terms, and (ii) the Reorganized Debtors shall be liable for all obligations arising under or related to the New Notes Indenture and all agreements, documents or instruments executed and delivered in connection therewith, in each case with respect to clauses (i) and (ii) above without the requirement of any further action by the stockholders, officers or directors of the Reorganized Debtors.

            6.3. Amended Certificates of Incorporation and Bylaws. On the Effective Date, or as soon thereafter as is practicable, the certificates of incorporation and bylaws of each of the Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code, including, without limitation, the prohibition against the issuance of non-voting equity securities set forth in section 1123(a)(6) of the Bankruptcy Code (the "Amended Certificates of Incorporation and Bylaws"). The forms of Amended Certificates of Incorporation and Bylaws were included in the Plan Supplement and were subsequently modified on September 20, 2004. After the Effective Date, the Amended Certificates of Incorporation and Bylaws shall be subject to such further amendments or modifications as may be made by law or pursuant to such Amended Certificates of Incorporation and Bylaws.

            6.4. Directors and Officers of the Reorganized Debtors.

                  (A) Board of Directors of the Reorganized Debtors. On the Effective Date, the operation of the Reorganized Debtors will become the general responsibility of their boards of directors, subject to, and in accordance with, the Amended Certificates of Incorporation and Bylaws. On the Effective Date, the term of the current members of the Debtors' boards of directors will expire. The initial board of directors of Reorganized Horizon from and after the Effective Date will consist of seven (7) directors, two of whom shall be Messrs. William
A. McKell and Peter M. Holland, and the other five of whom shall be selected by the Bondholders Committee after consultation with the Debtors. The initial boards of directors of Reorganized Bright and Reorganized Percom will each consist of three (3) directors, two of whom shall be Messrs. William A. McKell and Peter M. Holland, and the other one of whom shall be selected by the Bondholders Committee after consultation with the Debtors. The initial members of the boards of directors of the Reorganized Debtors from and after the Effective Date will be disclosed in a filing to be made with the Bankruptcy Court no later than five (5) Business Days prior to the Confirmation Hearing.

                  (B) Officers of the Reorganized Debtors. The initial officers of the Reorganized Debtors will be disclosed in the Disclosure Statement. The selection of officers of the Reorganized Debtors after the Effective Date shall be governed by the Amended Certificates of Incorporation and Bylaws.

            6.5. Employment Agreements and Incentive Compensation Programs. To the extent that any employment, indemnification and other agreements (collectively, the "Compensation Documents") between the Debtors and their respective current directors, officers and employees who will continue in such capacities (or similar capacities) after the Effective Date have not been rejected by the Debtors prior to the Confirmation Date, such Compensation Documents shall be deemed to be assumed pursuant to the Plan and shall remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such Compensation Agreements until new employment, indemnification and other agreements are negotiated and implemented by the Reorganized Debtors pursuant to the Amended Certificates of Incorporation and Bylaws. Any such new employment, indemnification or other agreements may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided further that pursuant to the Management Incentive Plan the Reorganized Debtors will reserve approximately one million (1,000,000) shares of New Common Stock for issuance to certain members of management and other employees of the Reorganized Debtors upon the exercise of options or upon the grant of a stock award, on a date and in a manner to be determined by the Debtors in consultation with the Bondholders Committee and in accordance with the terms of the Management Incentive Plan.

After the Effective Date, the Reorganized Debtors shall each have the authority, consistent with the applicable agreements and their Amended Certificates of Incorporation and Bylaws, to terminate, amend or enter into employment, retirement, indemnification and other agreements with their respective directors, officers and employees and to terminate, amend or implement incentive compensation plans, welfare benefit plans, retirement plans, and other plans for their employees in their sole discretion.

            6.6. Issuance of New Common Stock and Other Equity Interests.

                  (A) New Common Stock. On the Effective Date, Reorganized Horizon will (i) authorize the issuance of twenty five million (25,000,000) shares of New Common Stock (ii) issue approximately nine million (9,000,000) shares of New Common Stock for purposes of Distribution to (a) the holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims, Allowed Intercompany Claims, and those holders of Allowed Convenience Claims who are entitled to receive shares of New Common Stock under this Plan, against any of the Debtors and (b) Houlihan Lokey, on account of the Houlihan Lokey Transaction Fee, and (iii) reserve approximately one million (1,000,000) shares of New Common Stock for issuance to certain members of management and other employees of the Reorganized Debtors who participate in the Management Incentive Plan. The issuance of the Class 4 Shares of New Common Stock and the Distribution thereof as described in this Section 6.6(A) shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

                  (B) Warrants. On or after the Effective Date, Reorganized Horizon may authorize the issuance of warrants for the purchase of New Common Stock for future issuance upon terms to be designated from time to time by the board of directors of Reorganized Horizon following the Effective Date. No warrants shall be issued pursuant to this Plan.

                  (C) New Common Stock Registration Rights Agreement. Reorganized Horizon and certain holders of shares of New Common Stock who may be deemed to be "underwriters" or "affiliates" of Reorganized Horizon for purposes of the Securities Act shall enter into the New Common Stock Registration Rights Agreement on or prior to the Effective Date. On the Effective Date, the New Common Stock Registration Rights Agreement shall constitute the legal, valid, binding and authorized obligation of Reorganized Horizon and shall be enforceable in accordance with its terms, without any requirement of further action by the stockholders, officers or directors of Reorganized Horizon.

                  (D) New Equity Interests in Reorganized Bright and Reorganized Percom. On the Effective Date, Reorganized Bright and Reorganized Percom will issue new equity securities for Distribution by Reorganized Horizon pursuant to
Section 6.8 of this Plan.

            6.7. Cancellation of Horizon and Subsidiary Interests and Other Instruments. On the Effective Date, except as otherwise specifically provided for herein, the Horizon Interests, the Subsidiary Interests, the Prepetition Notes, and the Prepetition Credit Agreement shall (a) be deemed fully and finally cancelled; and (b) have no effect other than the right of the holders of Prepetition Secured Lender Claims and the Prepetition Note Claims to participate in the Distributions provided under this Plan in respect of such Claims. As of the Effective Date, all Liens, charges, encumbrances and rights related to any Claim or Interest, including, without limitation, those existing under the Prepetition Credit Agreement, the Prepetition Note Indentures and any other documents, except to the extent specifically permitted under Article III of this Plan, shall be terminated, null and void and of no effect; provided, however, that the Prepetition Note Indentures and other agreements that govern the rights of the holders of the Prepetition Note Claims shall continue in effect solely for the purposes of allowing the Indenture Trustees to make the Distributions hereunder on account of such Claims and enforce the Indenture Trustee Charging Liens, at which point the Prepetition Note Indentures shall be cancelled and discharged pursuant to section 1141 of the Bankruptcy Code.

            6.8. Distribution of Equity Interests in Reorganized Bright and Reorganized Percom. In exchange for a contribution of new value to Bright and Percom's Estates in the form of (i) the funds (including Note Proceeds) necessary to pay off the Prepetition Secured Lender Claims in full and effect the Cash payments to holders of Allowed Convenience Claims against Bright and Percom as set forth in Article III of this Plan and (ii) the requisite number of Class 4 Shares of New Common Stock necessary to make the Distributions thereof to holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims and certain holders of Allowed Convenience Claims against Bright and Percom pursuant to Article III of this Plan, Reorganized Horizon shall have the right, to be exercised in its sole discretion, to designate the assignment of some or all of the equity interests in Reorganized Bright and Reorganized Percom to itself or to one or more of its subsidiaries, in such a manner as will be disclosed in a filing to be made with the Bankruptcy Court no later than five
(5) Business Days prior to the Confirmation Hearing.

            6.9. Corporate Action. Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required by any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by the stockholders, creditors or directors of any of the Debtors or the Reorganized Debtors.

            6.10. Dissolution of the Committees. The Committees shall be dissolved on the Effective Date and shall not continue to exist thereafter except for the limited purposes of filing any remaining fee applications, and the professionals retained by the Committees shall be entitled to compensation for services performed and reimbursement of expenses incurred in connection therewith. Upon dissolution of the Committees on the Effective Date, the members of the Committees shall be released and discharged of and from all duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases.

            6.11. Indenture Trustee Fees and Expenses. At least two (2) weeks before the Effective Date, the Indenture Trustees shall provide counsel to the Bondholders Committee with appropriate documentation concerning the Indenture Trustee Fees and Expenses (the "Payment Request"). Unless a written objection to the Payment Request is submitted by the Bondholders Committee prior to the Effective Date, which objection shall itemize the amounts the Bondholders Committee believes are objectionable, and agreement cannot be reached to resolve such objection, the Indenture Trustee Fees and Expenses shall be paid on the Effective Date, in full and in Cash, out of the proceeds of the Prepetition Note Collateral, which payment shall reduce the Distributions to holders of Prepetition Note Secured Claims pursuant to Section 3.3 of the Plan. In the event that the Bondholders Committee and the Indenture Trustees cannot reach an agreement concerning the Payment Request, the amount of the Indenture Trustee Fees and Expenses shall be determined by the Bankruptcy Court pursuant to a motion filed by either party, and shall be paid from the proceeds of the Prepetition Note Collateral, as aforesaid, following entry of a Final Order by the Bankruptcy Court or an agreement between the parties resolving such motion. Notwithstanding anything to the contrary herein, the Indenture Trustees shall be entitled to payment on the Effective Date of all Indenture Trustee Fees and Expenses not objected to by the Bondholders Committee. Such motion shall not be subject to Section 7.9 of this Plan, nor shall the Indenture Trustees be required to satisfy the requirements of section 503 of the Bankruptcy Code in any such motion. Upon receipt of payment by the Indenture Trustees of the Indenture Trustee Fees and Expenses, the Indenture Trustee Charging Liens shall automatically be deemed released to the extent of such payment.

            6.12. Post-Effective Date Indenture Trustee Fees and Expenses. The reasonable and documented fees and expenses incurred by the Indenture Trustees after the Effective Date as Disbursing Agents under this Plan, including the fees and expenses of legal counsel, will be paid by the Reorganized Debtors in the ordinary course without the need for Bankruptcy Court approval of such fees and expenses.

            6.13. Pre-Effective Date Injunctions or Stays. All injunctions or stays, whether by operation of law or by order of the Bankruptcy Court, provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise that are in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

            6.14. Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or their successors may pursue such Retained Actions in accordance with the best interests of the Reorganized Debtors or any successors holding such Causes of Action.

            6.15. Effectuating Documents; Further Transactions. The Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of each Debtor or Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, without any further order of the Bankruptcy Court and without the requirement of any further action by the stockholders, creditors or directors of any of the Debtors or the Reorganized Debtors. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

            6.16. Exemption From Certain Transfer Taxes. Pursuant to Section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in this Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

                                  ARTICLE VII

                     DISTRIBUTIONS AND CLAIMS RECONCILIATION

            7.1. Payment of Claims Allowed as of the Effective Date. Unless otherwise specified herein, the Debtors or the Reorganized Debtors shall make the Distributions required under this Plan on the Initial Distribution Date, or as soon as practicable thereafter, from the Note Proceeds and other available funds on account of all Claims that are Allowed as of the Effective Date in accordance with the provisions of Article III of this Plan.

            7.2. Distributions to Holders of Prepetition Secured Lender Claims. On the Effective Date, Reorganized Bright and Reorganized Percom shall deliver to the Agent, for Distribution on behalf of the Debtors to the holders of Prepetition Secured Lender Claims, Cash from the Note Proceeds and other available funds equal to the Allowed amount of such Claims as of the close of business on the Effective Date.

            7.3. Distributions to Holders of General Unsecured Trade Claims, Prepetition Note Claims and Intercompany Claims. On or before the Initial Distribution Date, or as soon as practicable thereafter, the Reorganized Debtors shall deliver Class 4 Shares of New Common Stock to the applicable Disbursing Agent for Distribution to holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims, and the holders of Allowed Convenience Claims that are entitled to receive Class 4 Shares of New Common Stock, pursuant to the procedures set forth in Section 7.8 of this Plan. In the event that all Voting Classes accept the Plan, Class 4 Shares of New Common Stock otherwise distributable to holders of Intercompany Claims against Bright and Percom shall instead be distributed by the applicable Disbursing Agent directly to the creditors of such holders of Intercompany Claims, in accordance with the procedures set forth in Section 7.8 of this Plan.

            7.4. Distributions to Holders of Convenience Claims. On or before the Initial Distribution Date, or as soon as practicable thereafter, the Reorganized Debtors shall distribute Cash from the Note Proceeds and other available funds or Class 4 Shares of New Common Stock, as applicable, to holders of Allowed Convenience Claims against each of the Debtors pursuant to the procedures set forth in Section 7.8 of this Plan.

            7.5. Time of Distributions. Except as otherwise provided for in this Plan or ordered by the Bankruptcy Court, Distributions under this Plan shall be made on the Initial Distribution Date and on each Distribution Date thereafter.

            7.6. No Interest on Allowed Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order, or a post-petition agreement in writing between the Debtors and a holder of an Allowed Claim, post-petition interest shall not accrue or be paid on Allowed Claims, and no holder of an Allowed Claim shall be entitled to interest accruing on such Claim from and after the Petition Date. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date (i) such Disputed Claim becomes an Allowed Claim or (ii) the date a Final Distribution is made with respect to such Allowed Claim.

            7.7. Claims Administration Responsibility.

                  (A) Sole Responsibility of the Reorganized Debtors. On and after the Effective Date, the Reorganized Debtors shall have sole responsibility and authority for administering, disputing, objecting to, compromising and settling, or otherwise resolving and making Distributions (if any) with respect to all Claims, including all Administrative Expense Claims.

                  (B) Objections to Claims. Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the holder thereof if the Debtors or the Reorganized Debtors effect service of such objection in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable in the Chapter 11 Cases by Bankruptcy Rule 7004; (ii) to the extent counsel for a holder of a Claim is unknown, by first class mail, postage prepaid, on the signatory to the applicable proof of claim or other representative identified in the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the holder's behalf in the Chapter 11 Cases.

                  (C) Determination of Allowed Claims. Except as otherwise agreed to by the Debtors in writing or as set forth in this Plan, the Allowed amount of any Claim as to which a proof of claim was timely filed in the Chapter 11 Cases, and which Claim is subject to an objection filed before the Claims Objection Deadline, will be determined and liquidated pursuant to an order of the Bankruptcy Court. Upon such determination, the Claim shall become an Allowed Claim and will be satisfied in accordance with this Plan. Any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no proof of claim has been timely filed, shall be deemed Allowed for purposes of this Plan unless otherwise ordered by the Bankruptcy Court.

            7.8. Delivery of Distributions. Distributions to holders of Allowed Claims shall be made by the Disbursing Agents or the Reorganized Debtors, as applicable, (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed), (b) at the addresses set forth in any written notice of change of address delivered to the Debtors or the Reorganized Debtors after the date of filing of any related proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Debtors or the Reorganized Debtors have not received a written notice of a change of address. If any holder's Distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Reorganized Debtors are notified of such holder's then-current address, at which time all missed Distributions shall be made to such holder without interest. Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Reorganized Debtors until such Distributions are claimed. All Cash Distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be irrevocably retained by the Debtors. In addition, in the event the Reorganized Debtors or the applicable Disbursing Agent request, in writing, that the recipients of Distributions under the Plan provide their tax identification numbers to the Reorganized Debtors or the Disbursing Agent, and such numbers are not provided within ninety (90) days of the request, the Distributions to which such recipients would otherwise be entitled shall be irrevocably retained by the Debtors. All Distributions of New Common Stock returned to the Debtors and not claimed within one year of return shall irrevocably revert to the Reorganized Debtors. In the event of a reversion under any of the events described in this Section, the reverted property shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary, and the Claims of any holder to such property shall be discharged and forever barred.

            Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized Horizon by the holder of the Allowed Claim with respect to which the check was originally issued. Any Claim in respect of a voided check shall be made on or before the six (6) month anniversary of the date of issuance of such check. After such date, all Claims and respective voided checks on account thereof shall be discharged and forever barred and Reorganized Horizon shall retain all moneys related thereto notwithstanding any federal or state escheat laws to the contrary.

            Distributions on account of the Prepetition Secured Lender Claims shall be made by wire transfer to the Agent in immediately available funds pursuant to wire instructions to be provided by the Agent to the Debtors prior to the Effective Date.

            Distributions on account of Prepetition Note Secured Claims shall be made by Wells Fargo on a Pro Rata basis based on the Allowed Amount of the respective Prepetition Note Claims, pursuant to the terms of the Pledge and Escrow Agreement, to the respective Indenture Trustees, who in turn shall be directed to administer such Distributions, as well as Distributions of Class 4 Shares of New Common Stock on account of Prepetition Note Claims, in accordance with the terms of the Prepetition Note Indentures, which Distributions shall be made directly to the registered holders of Prepetition Notes, as reflected in the Indenture Trustees' records as of the Initial Distribution Date (the "Registered Holders"). To the extent the Prepetition Notes are held in certificated form, in order to receive any Distributions under the Plan, each holder of a Prepetition Note Claim shall be required to surrender its Prepetition Notes to the respective Registered Holder. Any holder of a Prepetition Note Claim that fails to (i) surrender its Prepetition Notes as provided herein, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Registered Holder, and furnish a bond in form, substance and amount reasonably necessary to the Registered Holder before the first (1st) anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims against the Debtors and shall not be entitled to any Distributions under this Plan.

            7.9. Bar Date For Certain Administrative Claims. All applications for final allowance of Professional Compensation Claims of professional persons employed by the Debtors or the Committees pursuant to orders entered by the Bankruptcy Court and on account of services rendered prior to the Effective Date, and all other requests for payment of Administrative Expense Claims (except for ordinary course trade debt incurred after the Petition Date) shall be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date and served on the Reorganized Debtors and their counsel at the addresses set forth in Section 11.9 of this Plan. Any such claim that is not served and filed within this time period shall be discharged and forever barred. Objections to any application for allowance of an Administrative Expense Claim must be filed within twenty (20) days after the filing thereof. The Debtors and the Reorganized Debtors shall have sole responsibility for filing objections to requests for allowance of Administrative Expense Claims.

            7.10. Procedures for Treating and Resolving Disputed and Contingent Claims.

                  (A) No Distributions Pending Allowance. No Distributions shall be made with respect to any portion of a Disputed Claim unless and until such Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

                  (B) Distribution Reserve. The Reorganized Debtors shall withhold Class 4 Shares of New Common Stock in such amount as the Reorganized Debtors reasonably determine is necessary to enable them to make the Distributions required to be made to the holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims, Allowed Convenience Claims and Allowed Intercompany Claims once the allowance or disallowance of each Disputed Claim or other contingent Claim, including any filed or anticipated Rejection Claims, is ultimately determined. The Distribution Reserve shall also take into account the Class 4 Shares of New Common Stock which otherwise might be distributed on account of Intercompany Claims to the extent such Claims have not been subordinated under Sections 3.14 and 3.21 of the Plan, or have not yet been Allowed. To the extent that the Distribution Reserve is based on the amount of any Disputed Claim that is less than the amount of the proof of claim filed with respect to such Disputed Claim, or such Disputed Claim is unliquidated, the Debtors shall file a list of such affected Disputed Claims with the Bankruptcy Court, which list shall be served on any affected holders of Disputed Claims no later than ten (10) Business Days prior to the last date for filing objections to confirmation of the Plan. To the extent that the Distribution Reserve is based on a Rejection Claim arising from the rejection of any executory contract or unexpired lease under the Plan, the Debtors shall, at such time as they file the Contract Rejection Schedule, identify the amount of Distribution Reserve for the putative Rejection Claims arising from the rejection of such executory contracts or unexpired leases. Absent an objection filed on or before the deadline for filing objections to confirmation of the Plan and an order of the Court sustaining such objection, the Debtors' estimation of each Disputed Claim for purposes of the Distribution Reserve for such Claim required by this provision will be final, and the holder of such Disputed Claim will not be entitled to receive any additional distribution on account of its Claim, when resolved, than the Pro Rata distribution it would have received based on the Debtors' estimation. Class 4 Shares of New Common Stock held in the Distribution Reserve pending allowance of Disputed Claims shall be voted in the same proportion as the Class 4 Shares of New Common Stock issued on the Initial Distribution Date.

                  (C) Distributions After Allowance. Promptly after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtors or the Disbursing Agent, as applicable, will distribute on the next succeeding Distribution Date to the holder of such Allowed Claim any Cash or other property that would have been distributed to the holder of such Allowed Claim on the dates Distributions were previously made to holders of other Allowed Claims had such Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other resolution has been reached, with respect to any Disputed Claim that is a General Unsecured Claim for less than the amount of the Distribution Reserve for such Disputed Claim, the excess remaining New Common Stock in the Distribution Reserve shall be distributed Pro Rata to holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims, and Allowed Convenience Claims whose holders are entitled to receive Class 4 Shares of New Common Stock, on the next Distribution Date. All Distributions under this Plan on account of Allowed Claims will be made together with any dividends, payments, or other Distributions made on account of the distributed property as if such Allowed Claim had been an Allowed Claim on the dates Distributions were previously made to holders of Allowed Claims in the applicable Class.

                  (D) No Recourse. No holder of a Disputed Claim shall have any recourse against the Debtors, the Estates, the Reorganized Debtors, the New Noteholders, the Committees, the Agent, the Prepetition Secured Lenders, or any of their respective directors, officers, employees, agents, partners, members, attorneys, investment bankers, restructuring consultants and financial advisors, in the event that the Distribution Reserve established herein is insufficient to pay the portion of such Disputed Claim that becomes an Allowed Claim.

                  (E) Unliquidated and Contingent Claims. Any Claim that is filed or scheduled as unliquidated or contingent shall be disallowed as of the Confirmation Date unless the holder thereof files a motion with the Bankruptcy Court for allowance or estimation of such Claim at least twenty (20) days prior to the Confirmation Hearing.

            7.11. Compromises and Settlements. Up to and including the Effective Date, the Debtors may compromise and settle, in accordance with Bankruptcy Rule 9019(a), any and all (i) Claims against them and (b) Causes of Action that they may have against any Person. On the Effective Date, such right to compromise and settle Claims and Causes of Action shall pass to the Reorganized Debtors as contemplated in Section 8.1 of this Plan, and the Reorganized Debtors shall thereafter be authorized to compromise and settle any Disputed Claim and execute all necessary documents, including a stipulation of settlement or release, in their sole discretion, without notice to any party, and without the need for further approval of the Bankruptcy Court.

            7.12. Disbursing Agents. Distributions to holders of Prepetition Secured Lender Claims shall be made by the Agent as Disbursing Agent for such holders. Distributions to holders of Prepetition Note Claims, including Prepetition Note Secured Claims, shall be made by the Indenture Trustees as Disbursing Agents in accordance with Section 7.8 of this Plan and the terms of the respective Prepetition Note Indentures. All other distributions under this Plan shall be made by the Reorganized Debtors as Disbursing Agents or such other entity designated by the Reorganized Debtors as Disbursing Agent.

            7.13. De Minimis or Fractional Distributions. No fractional shares of New Common Stock shall be distributed pursuant to this Plan. When any Distribution pursuant to the Plan on account of an Allowed General Unsecured Claim, Allowed Convenience Claim or

Allowed Intercompany Claim would otherwise result in the issuance of New Common Stock that is not a whole number of shares, the actual Distribution of New Common Stock shall be rounded as follows: (i) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number of shares; and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to holders of Allowed General Unsecured Trade Claims, Allowed Prepetition Note Claims, Allowed Convenience Claims and Allowed Intercompany Claims will be adjusted as necessary to account for the rounding provided for in this section. No consideration will be provided in lieu of fractional shares that are rounded down.

            The Reorganized Debtors shall have no obligation to make a Distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if the amount to be distributed on account of such Allowed Claim is or has a value, in the reasonable judgment of the Reorganized Debtors, of less than fifty dollars ($50.00). In the event a holder of an Allowed Claim is entitled to a Distribution that is not a whole dollar amount, the actual payment or issuance made may reflect a rounding of such fractional portion of such Distribution down or up to the nearest whole dollar, but in any case shall not result in a Distribution that exceeds the total Distribution authorized by the Plan on account of such Allowed Claim.

            7.14. Setoffs and Recoupment. The Reorganized Debtors may, but shall not be required to, setoff or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Claim, claims of any nature that the Debtors or Reorganized Debtors may have against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim against the Debtors or the Reorganized Debtors shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any claim that the Debtors or the Reorganized Debtors may possess against such holder.

            7.15. Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all Distributions pursuant to this Plan that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan, each Person that has received any Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

            7.16. Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest thereon.

                                  ARTICLE VIII

                   EFFECT OF THIS PLAN ON CLAIMS AND INTERESTS

            8.1. Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property of the Estates, to the fullest extent of section 541 of the Bankruptcy Code, and any and all other rights and Assets of the Debtors of every kind and nature (including the Retained Actions) shall revest in each of the Reorganized Debtors that owned such property or interest in property as of the Petition Date, free and clear of all Liens, Claims and Interests, except as specifically provided for in this Plan and subject to the terms of the New Notes Indenture. As of the Effective Date, the Reorganized Debtors shall be authorized to operate their businesses and use, acquire, and dispose of property and settle and compromise Claims, Interests, or Causes of Action without supervision of the Bankruptcy Court and without notice to any party, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, except those restrictions explicitly imposed by this Plan and the Confirmation Order.

            8.2. Retention, Enforcement and Release of Causes of Action. Except as otherwise set forth in this Plan, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, on the Effective Date, all Causes of Action of any kind or nature whatsoever against third parties (other than the Released Parties) arising before the Confirmation Date, including, without limitation, any and all Avoidance Actions, shall become property of the Reorganized Debtors. The Reorganized Debtors shall retain all Causes of Action (other than those against the Released Parties, if any) that the Debtors had or had power to assert immediately prior to the Effective Date, and may (i) commence or continue in any appropriate court or tribunal any suit or other proceeding for the enforcement of such Causes of Action and (ii) compromise and settle such Causes of Action in their sole discretion, without notice to any party and without further approval of the Bankruptcy Court. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NOTHING CONTAINED IN THIS PLAN SHALL CONSTITUTE A RELEASE, SATISFACTION OR SETTLEMENT OF THE CAUSES OF ACTION OR SHALL CONSTITUTE A WAIVER OF THE RIGHTS, IF ANY, OF THE DEBTORS OR THE REORGANIZED DEBTORS TO A JURY TRIAL WITH RESPECT TO ANY CAUSE OF ACTION, AND NOTHING IN THIS PLAN OR THE CONFIRMATION ORDER SHALL CONSTITUTE A WAIVER OR RELEASE OF ANY CAUSE OF ACTION UNDER THE DOCTRINE OF RES JUDICATA NOR SHALL ANY CAUSE OF ACTION BE BARRED OR LIMITED BY ANY ESTOPPEL, WHETHER JUDICIAL, EQUITABLE OR OTHERWISE.

            8.3. Discharge of Claims and Termination of Horizon and Subsidiary Interests.

                  (A) Pursuant to section 1141(d) of the Bankruptcy Code, and except as provided in the Confirmation Order, the Distributions and rights provided in this Plan and the treatment of Claims and Interests under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and satisfaction or termination of all Horizon Interests, including any interest accrued on Claims from and after the Petition Date. Except as otherwise provided in this Plan or the Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtors from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (x) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (y) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or (z) the holder of a Claim based on such debt has accepted this Plan; and (ii) terminate and cancel all Horizon and Subsidiary Interests.

                  (B) As of the Effective Date, except as otherwise provided in this Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, or their respective successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, cause, transaction, state of facts, or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of discharge of all such Claims and other debts and liabilities against the Debtors and satisfaction, termination or cancellation of all Horizon and Subsidiary Interests pursuant to Sections 524 and 1141 of the Code, and such discharge will void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

            8.4. Release of Certain Parties by the Reorganized Debtors. On the Effective Date, the Reorganized Debtors on their own behalf and as representatives of and on behalf of the Estates, release unconditionally, and are hereby deemed to release unconditionally, (i) the past and present directors of each of the Debtors, (ii) the past and present officers of each of the Debtors, (iii) the attorneys, investment bankers, restructuring consultants, financial advisors and other professionals employed by the Debtors as of the Effective Date in their capacities as such, (iv) the Committees, (v) the individual members of the Committees in their capacities as such, (vi) the Agent, the Syndication Agent, and the Documentation Agent in their capacities as such, (vii) the Prepetition Secured Lenders in their capacities as such, (viii) the holders of the Prepetition Notes in their capacities as such, (ix) the Indenture Trustees in their capacities as such, (x) the New Noteholders in their capacities as such, (xi) Wells Fargo, in its capacity as escrow agent under the Pledge and Escrow Agreement; and (xii) with respect to each of the foregoing Persons, each of their respective directors, officers, employees, agents, representatives, shareholders, partners, members, attorneys, investment bankers, restructuring consultants and financial advisors in their capacities as such (collectively, the "Released Parties") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Petition Date through and including the Effective Date in connection with, relating to or arising out of the Chapter 11 Cases, the management and operation of the Debtors, the business or contractual arrangements between any Debtor and any Released Party, the formulation, negotiation, implementation, confirmation or consummation of this Plan, the Disclosure Statement, the New Notes Indenture, or any other contract, instrument, release or other agreement or document entered into during the Chapter 11 Cases or otherwise created in connection with this Plan.

            8.5. Exculpation and Limitation of Liability. None of the Debtors and the Reorganized Debtors, nor (a) any of their respective past and present directors and officers, (b) the attorneys, investment bankers, restructuring consultants, financial advisors and other professionals employed by the Debtors as of the Effective Date in their capacities as such, (c) the Committees, (d) the individual members of the Committees in their capacities as such, (e) the Agent, the Syndication Agent, and the Documentation Agent in their capacities as such, (f) the Prepetition Secured Lenders in their capacities as such, (g) the Indenture Trustees in their capacities as such, (h) the New Noteholders in their capacities as such, (i) the employees employed by the Debtors as of the Effective Date, and (j) with respect to each of the foregoing Persons, each of their respective directors, officers, employees, agents, representatives, shareholders, partners, members, attorneys, investment bankers, restructuring consultants and financial advisors in their capacities as such (collectively, the "Exculpated Parties"), shall have or incur any liability to any Person for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the management and operation of the Debtors, the business or contractual arrangements between any Debtor and any Exculpated Party, the formulation, negotiation, implementation, confirmation or consummation of this Plan, the Disclosure Statement, the Note Offering, or any contract, instrument, release or other agreement or document entered into during the Chapter 11 Cases or otherwise created in connection with this Plan; provided, however, that nothing in this Section 8.5 shall be construed to release or exculpate any Exculpated Party from willful misconduct or gross negligence as determined by a Final Order. Except as specifically provided herein, the Exculpated Parties shall have no liability to any Debtor, holder of a Claim, holder of an Interest, other party in interest in the Chapter 11 Cases or any other Person for actions taken or not taken in connection with, relating to or arising out of the Chapter 11 Cases, the management and operation of the Debtors, the formulation, negotiation, implementation, confirmation or consummation of this Plan, or the property to be distributed under this Plan, including, without limitation, failure to obtain Confirmation of this Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Parties shall reasonably be entitled to rely upon the advice of counsel with respect to their duties and responsibilities in the Chapter 11 Cases, the management and operation of the Debtors and under this Plan. No holder of a Claim or Interest or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of any of the foregoing, shall have any right of action against the Exculpated Parties for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed pursuant to this Plan, except for willful misconduct or gross negligence as determined by a Final Order.

            8.6. INJUNCTIONS.

                  (A) EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THIS PLAN, AND WHO RECEIVE DISTRIBUTIONS UNDER THIS PLAN, ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (i) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST (a) THE DEBTORS, (b) THE REORGANIZED DEBTORS, (c) THE PAST AND PRESENT DIRECTORS OF EACH OF THE DEBTORS, (d) THE PAST AND PRESENT OFFICERS OF EACH OF THE DEBTORS, (e) THE ATTORNEYS, INVESTMENT BANKERS, RESTRUCTURING CONSULTANTS, FINANCIAL ADVISORS AND OTHER PROFESSIONALS EMPLOYED BY THE DEBTORS AS OF THE EFFECTIVE DATE IN THEIR CAPACITIES AS SUCH, (f) THE COMMITTEES, (g) THE INDIVIDUAL MEMBERS OF THE COMMITTEES IN THEIR CAPACITIES AS SUCH, (h) THE AGENT, THE SYNDICATION AGENT, AND THE DOCUMENTATION AGENT IN THEIR CAPACITIES AS SUCH, (i) THE PREPETITION SECURED LENDERS IN THEIR CAPACITIES AS SUCH, (j) THE

HOLDERS OF THE PREPETITION NOTES IN THEIR CAPACITIES AS SUCH, (k) THE INDENTURE TRUSTEES IN THEIR CAPACITIES AS SUCH, (l) THE NEW NOTEHOLDERS IN THEIR CAPACITIES AS SUCH, (m) WELLS FARGO, IN ITS CAPACITY AS ESCROW AGENT UNDER THE PLEDGE AND ESCROW AGREEMENT; AND (n) WITH RESPECT TO EACH OF THE FOREGOING PERSONS, EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, PARTNERS, MEMBERS, ATTORNEYS, INVESTMENT BANKERS, RESTRUCTURING CONSULTANTS AND FINANCIAL ADVISORS IN THEIR CAPACITIES AS SUCH (COLLECTIVELY, THE "PROTECTED PARTIES") OR THEIR RESPECTIVE PROPERTY; (ii) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE PROTECTED PARTIES OR THEIR RESPECTIVE PROPERTY; (iii) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE PROTECTED PARTIES OR THEIR RESPECTIVE PROPERTY; (iV) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE PROTECTED PARTIES OR THEIR RESPECTIVE PROPERTY; AND (v) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THIS PLAN.

                  (B) IN EXCHANGE FOR THE DISTRIBUTIONS PROVIDED FOR UNDER THIS PLAN, AND IN CONSIDERATION FOR THE COMPROMISES AND SETTLEMENTS CONTAINED IN THIS PLAN AND THE DISTRIBUTIONS TO CREDITORS THEREBY BEING PROVIDED, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING SUCH DISTRIBUTIONS PURSUANT TO THIS PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN THIS
SECTION 8.6.

            8.7. Effect of Confirmation.

                  (A) Binding Effect. On the Confirmation Date, the provisions of the Plan shall become binding on the Debtors, the Estates, the Reorganized Debtors, all holders of Claims against or Interests in the Debtors, and all other parties in interest in the Chapter 11 Cases whether or not such holders of Claims or Interests are impaired and whether or not such holders have accepted this Plan.

                  (B) Filing of Reports. The Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, the Bankruptcy Rules, the United States Trustee guidelines, and the rules and orders of the Bankruptcy Court.

                  (C) Post-Confirmation Date Retention of Professionals. Upon the Effective Date, any requirement that professionals employed by the Reorganized Debtors comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

            9.1. Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Section 9.3 of this Plan:

                  (A) The Bankruptcy Court shall have approved a Disclosure Statement with respect to this Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

                  (B) The Confirmation Order shall be reasonably acceptable to the Debtors and, with respect to issues pertinent to the Note Offering, counsel to the New Noteholders.

            9.2. Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 9.3 of this Plan:

                  (A) The transactions contemplated by Section 6.2 of this Plan shall have been waived or satisfied in accordance with the terms of this Plan, the Escrow Agreement, the New Notes Purchase Agreement, and the New Notes Indenture.

                  (B) The Confirmation Order shall have been entered by the Bankruptcy Court and shall not be subject to any stay and shall otherwise be in full force and effect.

                  (C) Each exhibit, document or agreement to be executed in connection with this Plan, including, without limitation, the Management Incentive Plan, shall be in substantially the form filed with the Bankruptcy Court and acceptable to the Debtors and the Bondholders Committee.

            9.3. Waiver of Conditions to Confirmation or Consummation. The conditions precedent set forth in Section 9.1 of this Plan may be waived by the Debtors, in whole or in part, without notice to any other parties in interest or the Bankruptcy Court and without a hearing; provided, however, that the conditions precedent set forth in Sections 9.1(B) and 9.2(A) of this Plan may only be waived with the reasonable consent of the Debtors and counsel to the New Noteholders. The failure to satisfy or waive any condition to Confirmation or occurrence of the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right which may be asserted at any time.

                                   ARTICLE X

           RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT

            10.1. Retention of Jurisdiction. On and after the Effective Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

                  (A) To adjudicate objections concerning the allowance, priority, or classification of Claims and Interests;

                  (B) To liquidate the amount of any disputed, contingent or unliquidated Claim, to estimate the amount of any disputed, contingent or unliquidated Claim, and to establish the amount of any Distribution Reserve required to be withheld from any Distribution under the Plan on account of any disputed, contingent or unliquidated Claim;

                  (C) To resolve all matters related to the rejection, assumption, and/or assumption and assignment of any executory contract or unexpired lease of the Debtors, including the determination of Cure Amounts;

                  (D) To hear and rule upon all Retained Actions, Avoidance Actions, and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

                  (E) To hear and rule upon all applications for allowance of Administrative Expense Claims and Professional Compensation Claims;

                  (F) To modify this Plan pursuant to section 1127 of the Bankruptcy Code, to remedy any apparent defect or omission in this Plan, or to reconcile any inconsistency in this Plan as may be necessary to carry out its intent and purposes;

                  (G) To construe or interpret any provisions of this Plan and to issue such orders as may be necessary for the implementation, execution, and consummation of the Plan, to the extent authorized by the Bankruptcy Code;

                  (H) To adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan;

                  (I) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of this Plan, including the enforcement of releases and injunctions, the Distribution of funds from the Estates, and the payment of Allowed Claims;

                  (J) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provision of the Bankruptcy Code;

                  (K) To hear and determine any matters concerning local, state and federal tax liabilities of the Debtors in accordance with sections 346, 505 an 1146 of the Bankruptcy Code, and to determine any tax claims that may arise against the Debtors or the Reorganized Debtors as a result of the transactions contemplated by this Plan;

                  (L) To determine such other matters as may be provided for in the Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

                  (M) To determine any controversies, actions or disputes that may arise under the provisions of this Plan, or the rights, duties or obligations of any Person under the provisions of this Plan;

                  (N) To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date; and

                  (O) To enter a final decree closing the Chapter 11 Cases pursuant to section 350 of the Bankruptcy Code.

            10.2. Alternative Jurisdiction. In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then such matter may be brought before any court having jurisdiction with regard thereto.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            11.1. Modification of the Plan. The Debtors reserve the right to modify this Plan at any time before the Confirmation Date in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. Subject to the consent of any Committee which has recommended that its constituency vote in favor of the Plan, which consent shall not be unreasonably withheld, the Debtors may modify this Plan, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification of this Plan on or before the Confirmation Date, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Code finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. Without limiting the generality of the foregoing, to the extent that the Bankruptcy Court enters a Substantive Consolidation Order and such Order is not stayed, reversed or modified, the Debtors may seek (to the extent necessary) to modify the Plan to reflect such ruling, which will have the adverse effect on recoveries for holders of Prepetition Note Claims as set forth in the Disclosure Statement.

            11.2. Terms Binding. Upon the entry of the Confirmation Order, all provisions of this Plan, including all agreements, instruments and other documents filed in connection with this Plan and executed by the Debtors or the Reorganized Debtors in connection with this Plan, shall be binding upon the Debtors, the Reorganized Debtors, all Claim and Interest holders and all other Persons that are affected in any manner by this Plan. All agreements, instruments and other documents filed in connection with this Plan shall have full force and effect, and shall bind all parties thereto as of the entry of the Confirmation Order, whether or not such exhibits actually shall be executed by parties other than the Debtors or the Reorganized Debtors, or shall be issued, delivered or recorded on the Effective Date or thereafter.

            11.3. Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assignee of such Person.

            11.4. Confirmation Order and Plan Control. Except as otherwise provided in this Plan, in the event of any inconsistency between this Plan and the Disclosure Statement, any exhibit to this Plan or any other instrument or document created or executed pursuant to this

Plan, this Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

            11.5. Governing Law. Except to the extent that the Bankruptcy Code or any other federal law is applicable or to the extent the law of a different jurisdiction is validly elected by the Debtors, the rights, duties and obligations arising under this Plan shall be governed in accordance with the substantive laws of the United States of America and, to the extent federal law is not applicable, the laws of the State of Ohio.

            11.6. Severability. If the Bankruptcy Court determines at the Confirmation Hearing that any material provision of this Plan is invalid or unenforceable, such provision, subject to section 1127 of the Bankruptcy Code, shall be severable from this Plan and shall be null and void, and, in such event, such determination shall in no way limit or affect the enforceability or operative effect of any or all other portions of this Plan.

            11.7. Incorporation by Reference. Each exhibit or schedule to this Plan, including each document included in the Plan Supplement, is incorporated herein by reference.

            11.8. Payment of Statutory Fees. With respect to each Chapter 11 Case, all fees payable pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid by the Reorganized Debtors on a quarterly basis until such Chapter 11 Case is converted, dismissed, or closed, whichever occurs first. Following confirmation of the Plan, the Reorganized Debtors shall file with the Bankruptcy Court and serve on the United States Trustee quarterly financial reports regarding all income and disbursements, including all Distributions under the Plan, for each quarter (or portion thereof) the Chapter 11 Cases remain open.

            11.9. Notice. For any notice, request or demand to or upon the Debtors or the Reorganized Debtors to be effective, it shall be in writing (including by facsimile transmission or electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission or electronic mail, when received and telephonically or electronically confirmed, addressed as follows:

                  If to the Debtors or the Reorganized Debtors:

                                    Horizon PCS, Inc.
                                    68 East Main Street
                                    P.O. Box 480
                                    Chillicothe, Ohio 45601-0480
                                    Attention: Peter M. Holland

                  With a copy to:

                                    Sidley Austin Brown & Wood LLP
                                    Bank One Plaza
                                    10 South Dearborn
                                    Chicago, Illinois 60603

                                    Attention: Shalom L. Kohn, Esq.
                                               Bojan Guzina, Esq.

                                    - and -

                                    Porter Wright Morris & Arthur LLP
                                    Huntington Center
                                    41 South High Street
                                    Columbus, Ohio 43215-6194
                                    Attention: Jack R. Pigman, Esq.

                  If to the Bondholders Committee:

                                    Akin Gump Strauss Hauer & Feld LLP
                                    590 Madison Avenue
                                    New York, New York 10022
                                    Attention: Daniel H. Golden, Esq.

                                    - and -

                                    Akin Gump Strauss Hauer & Feld LLP
                                    2029 Century Park East, Suite 2400
                                    Los Angeles, California 90067
                                    Attention: David P. Simonds, Esq.

                  If to the Trade Committee:

                                    Bailey Cavalieri LLC
                                    10 West Broad Street, Suite 2100
                                    Columbus, Ohio 43215-3422
                                    Attention: Nick V. Cavalieri, Esq.
                                               Matthew T. Schaeffer, Esq.

                  If to the Agent:

                                    Jones Day
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio 44114-1190
                                    Attention: David G. Heiman, Esq.
                                               Brett P. Barragate, Esq.

                                    - and -

                                    Jones Day
                                    1420 Peachtree St. N.E., Suite 800
                                    Atlanta, Georgia 30309
                                    Attention: Jeffrey B. Ellman, Esq.

            11.10. Reservation of Rights. Except as expressly set forth herein, the Plan shall have no force and effect unless the Bankruptcy Court has entered the Confirmation Order. The filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan shall not be and shall not be deemed to be an admission or waiver of any rights of the Debtors with respect to the holders of Claims and Interests.

Dated: September 20, 2004

                                       Respectfully submitted,

                                       HORIZON PCS, INC., HORIZON PERSONAL
                                       COMMUNICATIONS, INC., AND BRIGHT
                                       PERSONAL COMMUNICATIONS SERVICES LLC

                                       Debtors and Debtors-in-Possession

                                       By: /s/ William A. McKell
                                          ---------------------------
                                               William A. McKell
                                               Chief Executive Officer

Counsel to the Debtors and Debtors-in-Possession:

SIDLEY AUSTIN BROWN & WOOD LLP
Shalom L. Kohn
Bojan Guzina
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois  60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036

-and-

PORTER WRIGHT MORRIS & ARTHUR LLP
Jack R. Pigman
Huntington Center
41 South High Street
Columbus, Ohio 43215-6194
Telephone: (614) 227-2000
Facsimile: (614) 227-2100